As filed with the U.S. Securities and Exchange Commission on November 28, 2016

Registration No. 333-198306

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SOLARWINDOW TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	3674	59-3509694
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code number)	Identification No.)

SolarWindow Technologies, Inc. 10632 Little Patuxent Parkway, Suite 406 Columbia, Maryland 21044 (800) 213-0689	John A. Conklin SolarWindow Technologies, Inc. 10632 Little Patuxent Parkway, Suite 406 Columbia, Maryland 21044 (800) 213-0689
(Address and telephone number of principal executive offices)	(Name, address and telephone number of agent for service)

Copies to:

Joseph Sierchio, Esq.

Elishama Rudolph, Esq.

Satterlee Stephens LLP

230 Park Avenue

Suite 1130

New York, New York 10169

Telephone: (212) 818-2000

Facsimile: (212) 818-9606

Approximate date of commencement of proposed sale to the public: From time to time after this Post-Effective Amendment No. 2 becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. x

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933 Act, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Securities Exchange Act of 1934. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

This filing constitutes a Post-Effective Amendment to the Registration Statement on Form S-1 (File No. 333-198306), which was declared effective on December 30, 2015. This Post-Effective Amendment shall hereafter become effective in accordance with Section 8(c) of the Securities Act of 1933 on such date as the Securities and Exchange Commission, acting pursuant to Section 8(c), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 to Form S-1 (this "Post-Effective Amendment") is being filed pursuant to Section 10(a)(3) of the Securities Act to update our registration statement on Form S-1 (Registration No. 333-198306) (the "Registration Statement"), which was previously declared effective by the Securities and Exchange Commission on December 17, 2014 and December 30, 2015, to (i) include the consolidated financial statements and the notes thereto included in our Annual Report on Form 10-K, for the fiscal year ended August 31, 2016, and (ii) update certain other information in the Registration Statement. No additional securities are being registered under this Post-Effective Amendment. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

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PROSPECTUS

SUBJECT TO COMPLETION, DATED NOVEMBER 28, 2016

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sales is not permitted.

6,000,000 SHARES

SOLARWINDOW TECHNOLOGIES, INC. COMMON STOCK

This prospectus relates to the resale by Kalen Capital Holdings LLC (the "Selling Stockholder"), a wholly owned subsidiary of Kalen Capital Corporation (“KCC”), a private corporation organized under the laws of the Province of Alberta of a maximum of 6,000,000 shares (collectively, the "Shares") of our common stock, par value $0.001. The Shares being offered under this prospectus are comprised of:

(a)

up to 3,503,042 shares of common stock issuable as part of the units upon conversion of the Convertible Note in the principal amount of $3,000,000, which we issued to the KCC as part of a loan made to us by the Selling Stockholder on October 7, 2013; and

(b)	2,496,958 shares of common stock previously purchased by KCC from us or our affiliates in transactions exempt from the registration requirements of the Securities Act.

For tax purposes, KCC has assigned all of our equity and debt securities that it owns to the Selling Stockholder. Although we will pay substantially all the expenses incident to the registration of the Shares we will not receive any proceeds from the sales by the Selling Stockholder.

The Selling Stockholder and any underwriter, broker-dealer or agent that participates in the sale of the Shares or interests therein may be deemed "underwriters" within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions, profit or other compensation any of them earns on any sale or resale of the shares, directly or indirectly, may be underwriting discounts and commissions under the Securities Act. If the Selling Stockholder is determined to be an "underwriter" within the meaning of Section 2(a)(11) of the Securities Act it will be subject to the prospectus delivery requirements of the Securities Act.

Our common stock is presently quoted for trading under the symbol "WNDW" on the OTC Markets Group Inc. QBTM tier (the "OTCQB"). On November 25, 2016, the closing price of the common stock, as reported on the OTCQB was $3.10 per share. The Selling Stockholder has advised us that it will sell the shares of common stock registered hereunder from time to time in the open market, on the OTCQB, in privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or otherwise as described under the section of this prospectus titled "Plan of Distribution."

The purchase of the Shares offered through this prospectus involves a high degree of risk. Please refer to "Risk Factors" beginning on page 9.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 28, 2016

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You should rely only on the information contained in this prospectus or any related prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this prospectus or incorporated by reference herein is accurate only on the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since such date. Other than as required under the federal securities laws, we undertake no obligation to publicly update or revise such information, whether as a result of new information, future events or any other reason.

This prospectus is not an offer to sell, nor is it an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted.

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PROSPECTUS SUMMARY

This summary highlights certain information that we present more fully in the rest of this prospectus. This summary does not contain all of the information you should consider before investing in the securities offered pursuant to this prospectus. You should read the entire prospectus carefully, including the "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and related notes, before making an investment decision.

Except where the context otherwise requires and for purposes of this prospectus only, "we," "us," "our," "Company," "our Company," and "SolarWindow" refer to SolarWindow Technologies, Inc., a Nevada corporation, and its consolidated subsidiaries.

Our Company

We were incorporated in the State of Nevada on May 5, 1998, under the name "Octillion Corp." On December 2, 2008, we amended our Articles of Incorporation to effect a change of name to New Energy Technologies, Inc. Effective as of March 9, 2015, we amended our Articles of Incorporation to change our name to SolarWindow Technologies, Inc.

We have been developing two (2) sustainable electricity generating systems. These novel technologies are branded as SolarWindow™ and MotionPower™. On March 2, 2015, we announced that we will exclusively focus on further developing and bringing to market products derived from our SolarWindow™ technology.

At the time of this filing, our proprietary patent-pending SolarWindow™ see-through (“transparent”) electricity-generating coatings are the subject of fourteen U.S. and international patent filings.

Our SolarWindow™ technology provides the ability to harvest light energy from the sun and artificial sources and generate electricity from a transparent, coating of organic photovoltaic (“OPV”) solar cells applied to glass and plastics. Our SolarWindow™ technology is the subject of fourteen pending patents. Initially being developed for application on glass surfaces, SolarWindow™ could potentially be used on any of the more than 85 million commercial and residential buildings in the United States alone.

The development of our SolarWindow™ technology has advanced through our Sponsored Research Agreement with the University of South Florida Research Foundation (“USF”) and continues to advance through the Stevenson-Wydler Cooperative Research and Development Agreement (the “CRADA”) with the Alliance for Sustainable Energy, LLC (the “Alliance for Sustainable Energy”), which is the operator of The National Renewable Energy Laboratory (“NREL”).

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We have achieved numerous important milestones and overcome major technical challenges in the development of our SolarWindow™ technology, including the ability to generate electricity on glass while remaining transparent. We have successfully scaled-up our technology from a single solar cell – only one-quarter the size of a grain of rice – to a working array of solar cells which form a one-foot by one-foot working prototype – our largest-ever SolarWindow™. A pane of glass coated with our SolarWindow™ technology is fabricated by applying our see-through, electricity-generating coatings onto glass surfaces at room temperature and pressure, a significant technical achievement which may provide a manufacturing advantage over expensive and cumbersome high temperature and high positive or negative pressure-sensitive manufacturing methods common to conventional solar photovoltaic (“PV”) manufacturing.

To advance the technical development and subsequent commercialization of our SolarWindow™ products, we are actively seeking technology and product licensing and joint venture arrangements with research institutions, commercial partners, and organizations with established technical competencies, market reach, and mature distribution networks in the solar PV, building-integrated PV, and alternative and renewable energy market industries. We have not yet entered into any such arrangements

Corporate Information

Our corporate headquarters is located at 10632 Little Patuxent Parkway, Suite 406 Columbia, Maryland 21044. Our telephone number is (800) 213-0689; our fax number is (240) 554-2316. Our website is www.solarwindow.com. Information contained on our web site (or any other website) does not constitute part of this prospectus.

Risk Factors

Our business operations are subject to numerous risks, including the risk of delays in or discontinuation of our research and development due to lack of financing, inability to obtain necessary regulatory approvals to market the products, unforeseen safety issues relating to the products and dependence on third party collaborators to conduct research and development of the products. Because we are an early stage company with a limited history of operations, we are also subject to many risks associated with early-stage companies. For a more detailed discussion of some of the risks you should consider, you are urged to carefully review and consider the section entitled "Risk Factors" beginning on page 9 of this prospectus.

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THE OFFERING

Securities Being Registered:

Up to 6,000,000 shares of common stock, comprised of: (a) up to 3,503,042 shares of common stock issuable as part of the units upon conversion of the Convertible Note in the principal amount of $3,000,000, which we issued to KCC as part of a loan made to us by KCC on October 7, 2013; and (b) 2,496,958 shares of common stock previously purchased by the Selling Stockholder from us or our affiliates in transactions exempt from the registration requirements of the Securities Act.

Offering Price:	The Selling Stockholder will determine at what price it may sell the offered shares, and such sales may be made at prevailing market prices, or at privately negotiated prices.

Selling Stockholder:

The Selling Stockholder is an existing stockholder who purchased or otherwise acquired shares, or warrants to purchase shares, of our common stock from us in private transactions pursuant to exemptions from the registration requirements of the Securities Act. Please refer to the section titled "Selling Stockholder" of this prospectus.

Shares Outstanding Prior to Completion of the Offering:	28,666,741

Authorized Capital Stock:

Our authorized capital stock consists of stock of 300,000,000 shares of common stock, each with a par value of $0.001, and 1,000,000 shares of preferred stock, each with a par value of $0.10. No preferred shares were issued and outstanding.

Shares Outstanding upon Closing of the Offering:

Assuming the Convertible Note was converted on its original maturity date (the Convertible Note has been extended through December 31, 2017) for the maximum number of shares issuable based upon a conversion price of $1.00, upon completion of the offering, we will have 32,169,783 shares outstanding, without giving effect to the exercise of any outstanding options or warrants.

OTCQB Symbol:	WNDW

Transfer Agent:	Worldwide Stock Transfer, LLC, One University Plaza, Suite 505, Hackensack, NJ 07601.

Risk Factors:

Our business operations are subject to numerous risks, including the risk of delays in or discontinuation of our research and development due to lack of financing, inability to obtain necessary regulatory approvals to market the products, unforeseen safety issues relating to the products and dependence on third party collaborators to conduct research and development of the products. Because we are an early stage company with a limited history of operations, we are also subject to many risks associated with early-stage companies. For a more detailed discussion of some of the risks you should consider, you are urged to carefully review and consider the section titled "Risk Factors" of this prospectus.

Use of Proceeds:	Although we will pay substantially all the expenses incident to the registration of the Shares, we will not receive any proceeds from the sales by the Selling Stockholder.

Duration of Offering:

Pursuant to the terms of a registration rights agreement we entered into on October 7, 2013 (the "Registration Rights Agreement") as part of the loan provided to us by KCC, we agreed to register for resale all of the shares issuable to KCC upon conversion of the Convertible Note, including shares issuable upon exercise of warrants and to keep the registration statement, of which this prospectus is a part of, until the earlier of: (a) the date the Selling Stockholder’s securities have been sold in accordance with Rule 144; (b) such securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 as set forth in a written opinion letter to such effect, addressed, delivered and acceptable to our transfer agent as reasonably determined by us, upon the advice of our counsel; or (c) such securities have otherwise been disposed of by the investor pursuant to an exemption from the registration requirements of the Securities Act. We further provided KCC with demand registration rights for all shares, and shares issuable upon exercise of warrants, owned by the KCC as of October 7, 2014 and our failure to file any required registration statements would result in penalties requiring us to issue additional shares of common stock, as further set forth in the Registration Rights Agreement.

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Selected Financial Data

The following tables set forth a summary of certain selected consolidated financial data for the fiscal years ended August 31, 2016 and 2015. This information is derived from our consolidated financial statements. Historical results are not necessarily indicative of the results that may be expected for any future period. The consolidated financial data below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and notes included elsewhere in this prospectus.

Statements of Operations Data	For the Year Ended August 31, 2016	For the Year Ended August 31, 2015
Revenue	$0	$0
Loss from operations	$(3,141,365)	$(3,115,290)
Net loss	$(4,637,313)	$(8,092,744)
Basic and diluted net loss per share	$(0.17)	$(0.32)
Weighted average shares outstanding used in basic and diluted net loss per share calculation	27,295,540	25,131,836

Balance Sheet Data	As of August 31, 2016	As of August 31, 2015
Cash and cash equivalents	$2,509,215	$228,465
Working capital	$2,079,681	$(2,898,860)
Total assets	$2,895,600	$386,287
Total liabilities	$2,813,712	$3,254,612
Total stockholders' equity (deficit)	$81,888	$(2,868,325)

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below before purchasing any of the securities offered hereunder. If any of the following risks actually occur, our business, financial condition, or results of operations could be materially adversely affected, the trading price of our common stock could decline, and you may lose all or part of your investment. You should acquire the securities offered hereunder only if you can afford to lose your entire investment. You should also refer to the other information contained in this prospectus, including our financial statements and the notes to those statements, and the information set forth under the caption "Forward Looking Statements." The risks described below and contained in our other periodic reports are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also adversely affect our business operations.

Risks Related To Our Business

We have experienced significant losses, have not generated any revenues, expect losses to continue for the foreseeable future and our auditors have issued a going concern explanation in their report on our most recent audited financial statements.

We have not generated any revenue since inception and do not expect to generate any revenue for the foreseeable future. We had a net loss of $4,637,313 and $8,092,744 for our fiscal years ended August 31, 2016 and 2015, respectively, and we have incurred a cumulative deficit of $33,676,327 from inception (May 5, 1998) through August 31, 2016. We anticipate incurring losses through at least December 2017. As a result of our recurring losses from operations and substantial accumulated deficit, our independent registered public accounting firm included an explanatory paragraph relating to our ability to continue as a going concern in its report on our audited consolidated financial statements for our fiscal year ended August 31, 2016.

The sale by our stockholders of restricted shares, either pursuant to a resale prospectus or Rule 144, may adversely affect our ability to raise the funds we will require to effectuate our business plan.

As of the date of this prospectus, we had 28,666,741 shares issued and outstanding, of which 9,002,302 are deemed "restricted securities" within the meaning of Rule 144, as promulgated under the Securities Act ("Rule 144"). The possibility that substantial amounts of our common stock may be sold into the public market, either under Rule 144, or pursuant to a resale registration statement, may adversely affect prevailing market prices for the common stock and could impair our ability to raise capital in the future through the sale of equity securities because of the perception that future resales could decrease our stock price and because of the availability of resale shares to those interested in investing in our common stock.

We may require additional financing to expand, accelerate or sustain our current level of operations beyond June 2017, and failure to obtain such financing would have a material adverse effect on our business, operating results, financial condition and prospects.

As of August 31, 2016, we had cash and cash equivalents of $2,509,215. We anticipate that we will remain engaged in research and product development activities at least through December 2017. Based upon our current level of operations and expenditures, we believe that absent any modification or expansion of our existing research, development and testing activities, cash on hand should be sufficient to enable us to continue operations through June 2017. There is no assurance that we will be able to generate revenue and achieve profitability or secure additional financing once our current cash balance is depleted. Any significant expansion in scope or acceleration in timing of our current research and development activities, or commencement of any marketing and sales activities, will require additional funds.

If adequate funds, including proceeds, if any, from this offering are not available on reasonable terms or at all, it would result in a material adverse effect on our business, operating results, financial condition and prospects. In particular, we may be required to delay, reduce the scope of or terminate one or more of our research programs, sell rights to our SolarWindow™ technology or other technologies or products based upon such technologies, or license the rights to such technologies or products on terms that are less favorable to us than might otherwise be available. If we raise additional funds by issuing equity or debt securities, further dilution to stockholders may result and new investors could have rights superior to existing stockholders.

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Even if financing is available to us, because we cannot currently estimate the amount of funds or time required to commercialize our technologies, we may secure less funding than is actually required to effectuate our business plan.

We are currently in the advanced stages of our research and development and have come to the point where larger and faster equipment is necessary for development to continue and to be able to come to market with a commercially viable product; however, we cannot accurately predict the amount of funding or the time required to successfully commercialize the SolarWindow™ technology. The actual cost and time required to commercialize these technologies may vary significantly depending on, among other things, the results of our research and development efforts, the cost of developing, acquiring, or licensing various enabling technologies, changes in the focus and direction of our research and development programs, competitive and technological advances, the cost of filing, prosecuting, defending and enforcing claims with respect to patents, the regulatory approval process and manufacturing, marketing and other costs associated with commercialization of these technologies. Because of this uncertainty, even if financing is available to us, we may secure insufficient funding to effectuate our business plan.

We may compete for the time and efforts of our officers and directors.

Certain of our officers and directors are also officers, directors, and employees of other companies, and we may have to compete with the other companies for their time, attention and efforts. Except for Mr. John A. Conklin, our President and Chief Executive Officer, Chief Financial Officer and a director, none of our directors anticipate devoting more than approximately five (5%) percent of their working time to our matters.

The success of our research and development activities is uncertain. If such efforts are not successful, we will be unable to generate revenues from our operations and we mayhave to cease doing business.

Commercialization of the SolarWindow™ technology will require significant further research, development and testing as we must ascertain whether the SolarWindow™ technology can form the basis for a commercially viable technology or product. If our research and development fails to prove commercial viability of the SolarWindow™ technology, we may need to abandon our business model and/or cease doing business, in which case our shares may have no value and you may lose your investment. We anticipate we will remain engaged in development through at least June 2017.

The development of the SolarWindow™ technology is subject to the risks of failure inherent to the development of any novel technology.

Ultimately, the development and commercialization of the SolarWindow™ technology is subject to a number of risks that are particular to the development and commercialization of any novel technology. These risks include, but are not limited to, the following:

•	our research and development efforts may not produce a commercially viable product;
•	we may fail to maintain license rights to the SolarWindow™ technology (or any of its derivatives);
•	we may fail to develop, acquire, or license various enabling technologies that may be integral to the commercialization of the SolarWindow™ (or any of its derivatives);
•	the SolarWindow™ technology (or any of its derivatives) may ultimately prove to be ineffective, unsafe or otherwise fail to receive necessary regulatory approvals;
•	the SolarWindow™ technology (or any of its derivatives), even if safe and effective, may be difficult to manufacture on a large scale or uneconomical to market;
•	our marketing license or proprietary rights to products derived from the SolarWindow™ technology may not be sufficient to protect our products from competitors;
•	the proprietary rights of third parties may preclude us or our collaborators from making, using or marketing products utilizing the SolarWindow™ technology; or,
•	third parties may market superior, more effective, or less expensive technologies or products having comparable results to the SolarWindow™ (or any of its derivatives).

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If we ultimately do not obtain the necessary regulatory approvals for the commercialization of theSolarWindow™ technology, we will not achieve profitable operations and your investment may be lost.

In order to commercialize the SolarWindow™ technology, we may need to obtain regulatory approval from various local, state, federal or international agencies. At this time, we do not have a product to be submitted for regulatory approval. The process for obtaining such regulatory approvals may be time consuming and costly, and there is no guaranty that we will be able to obtain such approvals. The failure to obtain any necessary regulatory approvals could delay or prevent us from achieving profitability, which could result in the total loss of your investment.

Our ability to operate profitably is directly related to our ability to develop, protect and perfect rights in and to our proprietary technology.

We rely on a combination of trademark, trade secret, nondisclosure, copyright and patent law to protect our SolarWindow™ technology, which may afford only limited protection.

We may initiate claims or litigation against third parties for infringement of our proprietary rights or to establish the validity, scope or enforceability of our proprietary rights. Any such claims could be time consuming, result in costly litigation, or force us to enter into royalty or license agreements rather than dispute the merits of such claims, requiring us to pay royalties and/or license fees to third parties. There is always a risk that patents, if issued, may be subsequently invalidated, either in whole or in part and this could diminish or extinguish protection for any technology we may license or may adversely affect our ability to fully commercialize our technologies.

We generally require our subsidiaries and our employees, consultants, advisors and collaborators to execute appropriate agreements with us, regarding the confidential information developed or made known to such persons during the course of their engagement by us. These agreements provide that any proprietary technologies developed during such engagement are owned by us and that confidential information pertaining to such technologies will be kept confidential and not disclosed to third parties except in specific circumstances. These agreements also provide for the assignment to us by any such person of any patents issued with respect to any such technologies. If these provisions are breached, we may not be able to fully perfect our rights to the technologies in question, and in some instances, we may not have an appropriate remedy available for the damages that we may incur as a result of any such breach.

We may be accused of infringing the intellectual property rights of others.

We cannot guarantee that we will not become the subject of infringement claims or legal proceedings by third parties with respect to our current programs or future technology developments. Any such claims could be time consuming, result in costly litigation and could ultimately lead to a determination that the SolarWindow™ technology, or any of its derivatives, infringe on a third party's patent rights.

If we fail to obtain additional licenses in the future required to maintain our rights to market products developed, if any, we may need to curtail or cease operations.

We may not retain all rights to developments, inventions, patents and other proprietary information resulting from any collaborative arrangements, whether in effect as of the date hereof or which may be entered into at some future time with third parties. As a result, we may be required to license such developments, inventions, patents or other proprietary information from such third parties, possibly at significant cost to us. Our failure to obtain and maintain any such licenses could have a material adverse effect on our business, financial condition and results of our operations. In particular, the failure to obtain a license could prevent us from using or commercializing our technology.

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Compliance with environmental regulations, or dealing with harmful or hazardous materials involved in our research and development, may require us to divert our limited capital resources.

Our research and development programs do not generally involve the handling of harmful or hazardous materials, but they may occasionally do so. Accordingly, we may become subject to federal, state and local laws and regulations governing the use, handling, storage and disposal of hazardous and biological materials. If violations of environmental, health and safety laws occur, we could be held liable for damages, penalties and costs of remedial actions. These expenses or this liability could have a significant negative impact on our business, financial condition and results of operations. We may violate environmental, health and safety laws in the future as a result of human error, equipment failure or other causes. Environmental laws could become more stringent over time, imposing greater compliance costs and increasing risks and penalties associated with violations. We may be subject to potentially conflicting and changing regulatory agendas of political, business and environmental groups. Changes to or restrictions on permitting requirements or processes, hazardous or biological material storage or handling might require an unplanned capital investment or relocation. Failure to comply with new or existing laws or regulations could harm our business, financial condition and results of operations. We do not have any insurance coverage with respect to damages or liabilities we may incur as a result of these activities.

In seeking to acquire or develop technologies, we are operating in highly competitive markets and our competitors have numerous competitive advantages over us.

Our commercial success will depend on our ability to compete effectively in product development areas such as, but not limited to, safety, efficacy, ease of use, customer compliance, price, marketing and distribution. Our competitors may succeed in developing products that are more effective than any products derived from our research and development efforts or that would render such products obsolete and non-competitive. The alternative energy industry is characterized by intense competition, rapid product development and technological change. Most of the competition that we encounter is expected to come from companies, research institutions and universities who are researching and developing technologies and products similar to or competitive with any we may develop.

These companies have numerous competitive advantages, including:

•	significantly greater name recognition;
•	established relations with customers;
•	established distribution networks;
•	more advanced technologies and product development;
•	additional lines of products, and the ability to offer rebates, higher discounts or incentives to gain a competitive advantage;
•	greater experience in conducting research and development, manufacturing, obtaining regulatory approval for products, and marketing approved products;
•	greater financial and human resources for product development, sales and marketing, and
•	the ability to endure potentially prolonged patent litigation.

As a result, we may not be able to compete effectively against these companies or their products.

Any products developed from our SolarWindow™ technology will face competition from other companies producing solar power and/or energy harvesting products.

The solar power market is intensely competitive and rapidly evolving. The energy harvesting market is not well-defined, immature, and evolving with uncertainty. When, or if, this market matures, it may also be intensely competitive.

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Our competitors are better capitalized, have established market positions, and if we fail to attract and retain customers and establish a successful distribution network for our solar products, we may be unable to achieve adequate sales and market share. There are a number of major multi-national corporations that produce solar power and alternative energy products, which may be competitive with those that we are seeking to develop, including Heliatek, Dyetec Solar, Dysol, Solarmer Energy, BP Solar, Kyocera, Sharp, GE, Mitsubishi, Solar World AG and Sanyo, Eight19, Ubiquitous Energy, Oxford Photovoltaics, ONYX Solar, among others. We also expect that future competition will include new entrants to the solar power market offering new technological solutions. Further, many of our competitors are developing and are currently producing products based on new solar power and alternative energy technologies that may have costs similar to, or lower than, our projected costs.

Technological changes could render our products uncompetitive or obsolete, which could prevent us from achieving market share and sales.

Our failure to refine our technologies and to develop and introduce new products could cause our products to become uncompetitive or obsolete, which could prevent us from achieving market share and sales. The alternative energy industry is rapidly evolving and highly competitive. We will need to invest significant financial resources in research and development to keep pace with technological advances in the industry and to compete in the future and we may be unable to secure such financing. We believe that a variety of competing solar and alternative energy technologies may be under development by other companies that could result in lower manufacturing costs or higher product performance than those expected for our products. Our development efforts may be rendered obsolete by the technological advances of others, and other technologies may prove more advantageous for the commercialization of products.

To the extent we are able to develop and commercialize products based upon or derived from the SolarWindow™ technology, if such products do not gain market acceptance, we may not achieve sales and market share.

The development of a successful market for our products may be adversely affected by a number of factors, some of which are beyond our control, including:

•	customer acceptance of our products;
•	our failure to produce products that compete favorably against other alternative energy and solar-photovoltaic power products on the basis of cost, quality and performance;
•

our failure to produce products that compete favorably against conventional energy sources and alternative distributed-generation technologies, such as wind, biomass and solar thermal, on the basis of cost, quality and performance;

•	performance and reliability of our products as compared with conventional and alternative energy products;
•

our failure to qualify for and secure government reimbursements, tax incentives and any other financial subsidies that may be available to consumers for the implementation of alternative energy technologies such as solar systems at such time as our products become available for commercial sale, and which potential customers for our products may reasonably expect; and

•	our failure to develop and maintain successful relationships with manufacturers, distributors, and other resellers, as well as strategic partners.

If our products fail to gain market acceptance, we will be unable to achieve sales and market share.

If solar-photovoltaic harvesting technologies are not suitable for widespread adoption or sufficient demand for such products does not develop or takes longer to develop than we anticipate, we may not be able to profitably exploit the SolarWindow™ technology.

The market for OPV solar-energy related products is emerging and rapidly evolving, and the market for energy harvesting products is generally unproven and not yet established. The success of products for these markets is uncertain.

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If our solar power or energy harvesting technologies prove unsuitable for widespread commercial deployment or if demand for such power products fails to develop sufficiently, we would be unable to achieve sales and market share. In addition, demand for such products in the particular markets and geographic regions we target may not develop or may develop more slowly than we anticipate. Many factors will influence the widespread adoption of solar and energy capture and conversion products, including:

•	cost-effectiveness of such technologies as compared with conventional and competitive alternative energy technologies;
•	performance and reliability of such products as compared with conventional and competitive alternative energy products;
•	success of other alternative energy technologies such as hydrogen fuel cells, wind turbines, bio-diesel generators and solar thermal technologies;
•	public concern regarding energy security, the potential risks associated with global warming, the environmental and social impacts of fossil fuel extraction and use;
•	fluctuations in economic and market conditions that impact the viability of conventional and competitive alternative energy sources;
•	increases or decreases in the prices of oil, coal and natural gas;
•	capital expenditures by customers, which tend to decrease when domestic or foreign economies slow;
•	continued deregulation of the electric power industry and broader energy industry; and
•	availability of government subsidies and incentives.

Our growth and success, and that of the SolarWindow™ technologies and products, depends on our ability to develop new products and services and adapt to market and customer needs.

The sectors in which we operate experience rapid and significant changes due to the introduction of innovative technologies. Introducing new technology products and innovative services, which we must do on an ongoing basis to meet customers' needs, requires a significant commitment to research and development, which may not result in success. We are a pre-revenue and may suffer if it invests in technologies that do not function as expected or are not accepted in the marketplace or if its products, systems or service offers are not brought to market in a timely manner, become obsolete or are not responsive to our customers' requirements.

Our business model and strategy involves growth through acquisitions, joint ventures and mergers that may be difficult to execute.

Our business model and strategy involves growth through acquisitions, joint ventures and mergers. External growth transactions are inherently risky because of the difficulties that may arise in integrating people, operations, technologies and products, and the related acquisition, administrative and other costs.

We are dependent upon hiring and retaining highly qualified management and technical personnel.

Competition for highly qualified management and technical personnel is intense in our industry. Future success depends in part on our ability to hire, assimilate and retain engineers, salespeople and other qualified personnel, especially in the area of OPV with focus in our SolarWindow™ technologies and products. A key risk is our ability to anticipate their needs for certain key competences and to implement HR solutions to recruit or improve these competences. We believe that two (2) key competences required in the near term are a PhD OPV Scientist and a Chief Financial Officer.

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We may be the subject of product liability claims and other adverse effects due to defective products, design faults or harm caused to persons and property.

Despite our development, testing, and quality procedures, our SolarWindow™ products might not operate properly or might contain design faults or defects, which could give rise to disputes in respect of its liability. Product liability related to defective products could lead to a loss of revenue, claims under warranty and legal proceedings. Such disputes could result in a fall-off in demand or harm our reputation for safety and quality.

Our SolarWindow™ technology and products will be subject to environmental, occupational safety & hygiene, Underwriter laboratory, electrical codes, and other state and federal, EU, and other Country regulations.

Our SolarWindow™ technologies and products are will subject to extensive and increasingly stringent environmental, occupational safety & health, Underwriter Laboratory, electrical codes, and other state and federal, EU laws and regulations ("Laws & Regulations"). There can be no guarantee that we will not be required to pay significant fines or compensation as a result of past, current or future breaches of Laws & Regulations. This exposure exists even if we are not responsible for the breaches, in cases where they were committed in the past by companies or businesses that were not part of ours that may be exposed to the risk of claims for breaches of these Laws & Regulations. Such claims could adversely affect our financial position and reputation, despite the efforts and investments made to comply at all times with all applicable Laws & Regulations. If we fail to conduct its businesses in full compliance with the applicable Laws & Regulations, the judicial or regulatory authorities could require us to conduct investigations and/or implement costly curative measures.

Our business faces significant risks related to interest rate, State & Federal subsidies, modified accelerated cost recovery system, taxes, depreciation, etc.

Our Financial and Revenue Modeling and Estimates are exposed to risks associated with the effect of changing interest rates, State & Federal subsidies, modified accelerated cost recovery system (MACRS), taxes, depreciation, renewable energy tax credits, etc. risk. These risks affect borrowings; return on investment (ROI), internal rate of return (IRR) or economic rate of return (ERR), etc. and the ability to borrow or raise capital to secure deployment funding. If any of these Financial and Revenue Modeling and Estimation parameters fail to exist, cease to be available, or diminish in any way, our Financial and Revenue Modeling and Estimates may not be accurate or reveal profitability, or favorable ROI and/or IRR necessary for SolarWindow™ technology or related product deployment.

Our financial model may prove to be inaccurate and our SolarWindow™ technology or related products may not be cost effective.

Although our independently verified financial model has shown that our SolarWindow™ technology can provide a one year payback, it is based upon a number of assumptions that may not prove accurate. If the financial model is inaccurate our SolarWindow™ technology or related product may not provide potential customers with sufficient ROI to be a cost effective alternative to other available products.

An increase in raw material prices could have negative consequences on our long-term profitability.

We face exposure to fluctuations in energy, raw and chemical material, and glass and plastic film prices. If we are not able to hedge, compensate or pass on our increased costs to customers, this could have an adverse impact on its financial results and stability, and deployment of SolarWindow™ technologies or products.

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We lack sales and marketing experience and will likely rely on third party marketers.

We have limited experience in sales, marketing or distribution of photovoltaic and energy capture and conversion products. We expect to market and sell or otherwise commercialize the SolarWindow™ technology (or any of its derivatives) through distribution, co-marketing, co-promotion or licensing arrangements with third parties. Therefore, any revenues received by us will be dependent on the efforts of third parties. If any such parties breach or terminate their agreements with us or otherwise fail to conduct marketing activities successfully and in a timely manner, the commercialization of the SolarWindow™ technology (or any of its derivatives) would be delayed or terminated, which would adversely affect our ability to generate revenues and our profitability.

Risks Related To Ownership of Our Common Stock and This Offering

The trading price of our common stock historically has been volatile and may not reflect its actual value.

The trading price of our common stock has, from time to time, fluctuated widely and in the future may be subject to similar fluctuations. The trading price may be affected by a number of factors including the risk factors set forth herein, as well as our operating results, financial condition, general economic our control. In recent years, broad stock market indices in general, and smaller capitalization companies in particular, have experienced substantial price fluctuations. In a volatile market, we may experience wide fluctuations in the market price of our common stock. These fluctuations may have a negative effect on the market price of our common stock. In addition, the sale of our common stock into the public market upon the effectiveness of this registration statement could put downward pressure on the trading price of our common stock.

Our common stock is a penny stock and is not traded on a national securities exchange, therefore you may find it difficult to sell the shares of our common stock you acquire in this offering.

Our common stock is traded on the OTCQB. The OTCQB is viewed by most investors as a less desirable, and less liquid, marketplace. As a result, an investor may find it more difficult to purchase, dispose of or obtain accurate quotations as to the value of our common stock.

Additionally, our common stock is subject to regulations of the SEC applicable to "penny stock." Penny stock includes any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Rules 15g-1 through 15g-9 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), imposes certain sales practice requirements on broker-dealers who sell our common stock to persons other than established customers and "accredited investors" (as defined in Rule 501(c) of the Securities Act). For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to the sale. This rule adversely affects the ability of broker-dealers to sell our common stock and purchasers of our common stock to sell their shares of our common stock.

In addition, the penny stock regulations require that prior to any non-exempt buy/sell transaction in a penny stock, a disclosure schedule proscribed by the SEC relating to the penny stock market must be delivered by a broker-dealer to the purchaser of such penny stock. This disclosure must include the amount of commissions payable to both the broker-dealer and the registered representative and current price quotations for our common stock. The regulations also require that monthly statements be sent to holders of penny stock that disclose recent price information for the penny stock and information of the limited market for penny stocks. These requirements adversely affect the market liquidity of our common stock.

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Although our common stock is currently quoted on the OTCQB, if we do not meet or comply with the recent changes to the OTCQB our shares may be delisted from the OTCQB and would likely be traded on the OTC Pink (aka the Pink Sheets).

Although our common stockis currently quoted on the OTCQB, effective as of May 1, 2014, the OTC Markets Group Inc. changed its rules for OTCQB eligibility. To be eligible for OTCQB, companies will be required to:

•	Meet a minimum bid price test of $0.01. Securities that do not meet the minimum bid price test will be downgraded to OTC Pink;
•	Submit an application to OTCQB and pay an application and annual fee; and
•

Submit an OTCQB Annual Certification confirming the Company Profile displayed on www.otcmarkets.com is current and complete and providing additional information on officers, directors, and controlling shareholders.

Management has not yet determined whether it will submit the required application and pay the associated fees to remain quoted on the OTCQB. In the event we do not submit an application and pay those fees our common stock will likely be downgraded to the OTC Pink, which could adversely affect the market liquidity of our common stock.

The Selling Stockholder, a wholly owned subsidiary of KCC, a private corporation solely owned by Mr. Harmel S. Rayat, a former officer and director and director of ours, beneficially owns approximately 66% of our issued and outstanding stock. This ownership interest may preclude you from influencing significant corporate decisions.

As of November 9, 2016, the Selling Stockholder, a wholly owned subsidiary of KCC, a private corporation solely owned by Harmel S. Rayat, beneficially owned approximately 29,042,546 shares (including shares issuable upon exercise of outstanding warrants, conversion of the Convertible Note and the exercise of the warrants included upon conversion thereof), or approximately 66%, of our outstanding common stock. On October 7, 2013, we received a loan in the principal amount of $3,000,000 from KCC and issued the Convertible Note, as amended pursuant to the Amended Bridge Loan Agreement (the "Amended BLA, which if converted on November 9, 2016 in the full amount, including all accrued interest, at $1.37 per Unit, would result in the issuance of an additional 2,714,235 shares of our common stock and a warrant to purchase up to an additional 2,714,235 shares of our common stock. As a result, Mr. Rayat may be able to exercise significant influence over matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, and will have significant control over our management and policies. Mr. Rayat's interests may be different from yours. For example, he may support proposals and actions with which you may disagree or which are not in your interest. This concentration of ownership could delay or prevent a change in control of our company or otherwise discourage a potential acquirer from attempting to obtain control of our company, which in turn could reduce the price of our common stock. In addition, Mr. Rayat could use his voting influence to maintain our existing management and directors in office, or support or reject other management and Board proposals that are subject to stockholder approval, such as the adoption of employee stock plans and significant unregistered financing transactions.

The trading price of our common stock historically has been volatile and may not reflect its actual value.

The trading price of our common stock has, from time to time, fluctuated widely and in the future may be subject to similar fluctuations. The trading price may be affected by a number of factors including the risk factors set forth herein, as well as our operating results, financial condition, general economic our control. In recent years, broad stock market indices in general, and smaller capitalization companies in particular, have experienced substantial price fluctuations. In a volatile market, we may experience wide fluctuations in the market price of our common stock. These fluctuations may have a negative effect on the market price of our common stock. In addition, the sale of our common stock into the public market upon the effectiveness of this registration statement could put downward pressure on the trading price of our common stock.

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We are not subject to compliance with rules requiring the adoption of certain corporate governance measures, which may limit the protections shareholders have against related party transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities which are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than necessary, we have not yet adopted these measures.

Because a minority of our directors are independent, we do not currently have independent audit, or compensation committees. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our shareholders without protections against related party transactions, conflicts of interest and similar matters.

Substantial sales of our common stock could lower our stock price.

As of the date of this prospectus we had 28,666,741 shares of common stock outstanding, of which 19,996,789 shares are freely tradable. Sales of substantial amounts of our common stock in the public market, or the perception that these sales may occur, could cause the market price of our common stock to decline.

There are options to purchase shares of our common stock currently outstanding.

As of the date of this prospectus we have granted options to purchase shares of our common stock to various persons and entities, under which we could be obligated to issue up to 625,001 shares of our common stock. The exercise prices of these options range from $0.80 to $5.94 per share. If issued, the shares underlying these options would increase the number of shares of our common stock currently outstanding and dilute the holdings and voting rights of our then-existing stockholders.

There are warrants to purchase shares of our common stock currently outstanding.

As of the date of this prospectus we have issued warrants to purchase shares of our common stock to various persons and entities, under which we could be obligated to issue up to 11,586,631 shares of common stock. The exercise prices of these warrants are: (a) $1.37 for the Series I Warrant exercisable for 921,875 shares; (b) $1.12 for the Series J Warrant exercisable for 3,110,378 shares; (c) $1.20 for the Series K Warrant exercisable for 3,110,378 shares; (d) $1.20 for the Series L Warrant exercisable for 500,000 shares; (e) $2.34 for the Series M Warrants exercisable for 375,000 shares; (f) $3.38 for the Series N Warrant exercisable for 767,000 shares; (g) $3.10 for the Series O Warrants exercisable for 618,000 shares; (h) $3.70 for the Series P Warrants exercisable for 309,000 shares; (i) $3.20 for the Series Q Warrants exercisable for 937,500 shares; and (j) $4.00 for the Series R Warrants exercisable for 937,500 shares. If issued, the shares underlying these warrants would increase the number of shares of our common stock currently outstanding and dilute the holdings and voting rights of our then-existing stockholders.

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There is a convertible note in the principal amount of $3,000,000 (the "Convertible Note") currently outstanding that, if converted, may require us to issue additional shares of our common stock and warrants to purchase our common stock.

On October 7, 2013, we issued the Convertible Note evidencing a loan made to us by KCC. Pursuant to the terms of the Convertible Note, as amended by the Amended BLA, KCC may elect, in its sole discretion, to convert all or any portion of the outstanding principal amount of the Loan, and any or all accrued and unpaid interest due thereon, into units of our equity securities (the “Units”), with each Unit consisting of (a) one share of common stock and (b) one warrant allowing KCC to purchase one share of common stock. The Units are convertible at a unit price equal to the lesser of (1) $1.37, or (2) seventy percent of the 20 day average closing price of the Common Stock as quoted on the OTCQB as of the last trading date prior to the date of exercise, subject to a floor of $1.00. The exercise price of each warrant will be equal to sixty percent of the 20 day average closing price of our common stock as quoted on the OTCQB as of the last trading date prior to the date of exercise, subject to a floor of $1.00 (all share prices will be rounded to the nearest cent). The warrant is exercisable for a period of five years from the date of issuance and contains a provision allowing the holder to exercise the warrant on a cashless basis as further set forth therein.

We have entered into the Registration Rights Agreement with KCC requiring us to register for resale certain shares owned by, or issuable to, KCC. If we fail to timely file the registration statements we will be obligated to issue additional shares of our common stock to KCC.

On October 7, 2013, as part of the bridge loan made to us by KCC we entered into the Registration Rights Agreement with KCC pursuant to which we agreed to file such number of registration statements as required to register for resale with the SEC all the shares owned by KCC as of October 7, 2014, including all shares issuable upon conversion of any warrants then owned by KCC. As part of the Amended BLA we agreed to include all shares issuable upon exercise of the Series J Warrant, Series K Warrant and the warrant issuable upon exercise of the Convertible Note as part of the Registration Rights Agreement. If we fail to timely file the registration statements we will be obligated to issue additional shares of our common stock to KCC. In the event the we fail to file a registration statement in the time period required, we will issue to KCC additional shares of our common stock equal to 5% of the shares of our common stock that were to be registered for every thirty day period for which we fail to file such registration statement, subject to proration for any portion of such thirty day period and up to a maximum number of shares of our common stock equal to 25% of the number of shares of our common stock that were to be registered. Additionally, in the event we fail to cause a registration statement to be declared effective within ninety days from the date of filing, we will issue to KCC additional shares of our common stock equal to 2.5% of the shares of our common stock that were to be registered for every thirty day period for which we fail to cause the SEC to declare such registration statement effective, subject to proration for any portion of such thirty day period and up to a maximum number of shares of our common stock equal to 10% of the number of shares of common stock included in such registration statement. As of the date of this prospectus we have filed the necessary registration statement and are not currently obligated to issue to KCC any additional shares pursuant to the Registration Rights Agreement.

There are loans in the principal amount of $3,600,000 outstanding that we do not currently have the funds to repay.

In addition to the Convertible Note, on March 4, 2015, we entered into a bridge loan agreement with 1420468 Alberta Ltd. (which has since been amalgamated into KCC) pursuant to which they lent us the principal amount of $600,000 at an annual interest rate of 7% through December 31, 2016. We do not currently have sufficient funds to repay these loans.

We may issue preferred stock which may have greater rights than our common stock.

Our Articles of Incorporation allow our Board of Directors (the "Board") to issue up to 1,000,000 shares of preferred stock. Currently, no shares of preferred stock are issued and outstanding. However, we can issue shares of our preferred stock in one or more series and can set the terms of the preferred stock without seeking any further approval from the holders of our common stock. Any preferred stock that we issue may rank ahead of our common stock in terms of dividend priority or liquidation premiums and may have greater voting rights than our common stock. In addition, such preferred stock may contain provisions allowing it to be converted into shares of common stock, which could dilute the value of our common stock to then current stockholders and could adversely affect the market price, if any, of our common stock.

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Our compliance with changing laws and rules regarding corporate governance and public disclosure may result in additional expenses to us which, in turn, may adversely affect our ability to continue our operations.

Keeping abreast of, and in compliance with, changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, new SEC regulations and, in the event we are ever approved for listing on a registered national exchange, such exchange's rules, will require an increased amount of management attention and external resources. We intend to continue to invest all reasonably necessary resources to comply with evolving standards, which may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. Our failure to adequately comply with any of these laws, regulations, standards or rules may result in substantial fines or other penalties and could have an adverse impact on our ongoing operations.

Because we do not intend to pay dividends for the foreseeable future you should not purchase our shares if you are seeking dividend income.

We currently intend to retain future earnings, if any, to support the development and expansion of our business and do not anticipate paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our Board after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize their investment. Investors seeking cash dividends should not purchase our common stock.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend," or "project" or the negative of these words or other variations on these words or comparable terminology. These statements are expressed in good faith and based upon our current assumptions, expectations and projections, but there can be no assurance that these expectations will be achieved or accomplished.

Such forward-looking statements include statements regarding, among other things, (a) the potential markets for our technologies, our potential profitability, and cash flows, (b) our growth strategies, (c) expectations from our ongoing sponsored research and development activities, (d) anticipated trends in the industries in which our technology would be utilized, (e) our future financing plans, and (f) our anticipated needs for working capital.

Although forward-looking statements in this report reflect the good faith judgment of our management, forward-looking statements are inherently subject to known and unknown risks and uncertainties. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation.

We have little likelihood of long-term success unless we are able to continue to raise capital from the sale of our securities or financing from other sources until, if ever, we generate positive cash flow from operations.

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USE OF PROCEEDS

This prospectus relates to the resale of certain shares of our common stock that may be offered and sold from time to time by the Selling Stockholder. This prospectus also relates to shares of our common stock which have previously been issued or may be issued to the Selling Stockholder upon exercise of the Convertible Note. We will not receive any proceeds from the sale of the Shares by the Selling Stockholder in this offering.

DETERMINATION OF OFFERING PRICE

The Selling Stockholder will determine at what price it may sell the Shares, and such sales may be made at prevailing market prices, or at privately negotiated prices. The conversion price of the Units has been arbitrarily determined by us and bears no significant relationship to our assets, earnings, book value or any other objective standard of value. Please refer to "Plan of Distribution."

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON STOCK

AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTCQB under the symbol "WNDW". Our warrants to purchase common stock are not currently traded on any market.

The following table sets forth the high and low bid quotations of our common stock for each quarter during the past two fiscal years as reported by the OTCQB:

	High	Low
Fiscal Year Ended August 31, 2016
First Quarter 2016 (September 1 - November 30, 2015)	$3.05	$2.31
Second Quarter 2016 (December 1, 2015 - February 29, 2016)	$5.00	$2.88
Third Quarter 2016 (March 1 - May 31, 2016)	$4.37	$3.54
Fourth Quarter 2016 (June 1 - August 31, 2016)	$4.21	$2.21

Fiscal Year Ended August 31, 2015
First Quarter 2015 (September 1 - November 30, 2014)	$1.82	$1.17
Second Quarter 2015 (December 1, 2014 - February 28, 2015)	$1.74	$1.20
Third Quarter 2015 (March 1 - May 31, 2015)	$2.35	$1.52
Fourth Quarter 2015 (June 1 - August 31, 2015)	$3.82	$1.92

As of the date of this prospectus, there were approximately 77 stockholders of record (this number does not include stockholders who hold their stock through brokers, banks and other nominees).

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Dividend Policy

We have not paid any dividends on our common stock and our Board presently intends to continue a policy of retaining earnings, if any, for use in our operations. The declaration and payment of dividends in the future, of which there can be no assurance, will be determined by the Board in light of conditions then existing, including earnings, financial condition, capital requirements and other factors. The Nevada Revised Statutes prohibit us from declaring dividends where, if after giving effect to the distribution of the dividend:

•	We would not be able to pay our debts as they become due in the usual course of business; or
•

Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

Except as set forth above, there are no restrictions that currently materially limit our ability to pay dividends or which we reasonably believe are likely to limit materially the future payment of dividends on common stock.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included elsewhere in this prospectus. In addition to historical financial information, the following discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. Our results and the timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of many factors, including those discussed under "Risk Factors" and elsewhere in this prospectus.

Overview

We are a pre-revenue company developing our proprietary SolarWindow™ transparent electricity generating coatings for glass and flexible plastic. Our OPV based SolarWindow™ transparent coating technology, when applied to glass and flexible plastics, generates electricity from harvesting light energy from the sun and artificial light sources.

Although we have identified and are currently developing seven SolarWindow™ Products using our SolarWindow™ technology, we do not currently have any commercial products and there is no assurance that we will successfully be able to design, develop, manufacture, or sell any commercial products in the future.

Our product development programs involve ongoing R&D and product development efforts, and the commitment of significant resources to support the extensive invention, design, engineering, testing, prototyping, and intellectual property initiatives carried-out by our contract engineers, scientists, and consultants.

Ultimately, we plan to market SolarWindow™ Products through co-marketing, co-promotion, licensing and distribution arrangements with third party collaborators. We believe that this approach could provide immediate access to pre-existing distribution channels that should increase market penetration, commercial acceptance of our products, and enable us to avoid expending significant funds for development of a large sales and marketing organization.

We cannot accurately predict the amount of funding or the time required to successfully commercialize our SolarWindow™ technology. The actual cost and time required to commercialize our SolarWindow™ technology may vary significantly depending on, among other things, the results of our R&D efforts, the cost of developing, acquiring, or licensing various enabling technologies, changes in the focus and direction of our R&D programs, competitive and technological advances, the cost of filing, prosecuting, defending and enforcing claims with respect to patents, the regulatory approval process and manufacturing, marketing and other costs associated with commercialization of these technologies. Because of this uncertainty, even if financing is available to us, we may secure insufficient funding to effectuate our business plan.

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As of August 31, 2016, we had working capital of $2,079,681 and cash of $2,509,215. Based upon current and near term anticipated level of operations and expenditures, we believe that cash on hand should be sufficient to enable us to continue operations through June 2017.

Management recognizes that in order for us to meet our capital requirements, and continue to operate, additional financing will be necessary. We expect to raise additional funds through private or public equity investment in order to expand the range and scope of our business operations. We will seek access to private or public equity markets but there is no assurance that such additional funds will be available for us to finance our operations on acceptable terms, if at all. If we are unable to raise additional capital or generate positive cash flow, it is unlikely that we will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Research and Related Agreements

We are a party to certain agreements related to the development of our SolarWindow™ technology.

Stevenson-Wydler Cooperative Research and Development Agreement with the Alliance for Sustainable Energy

On March 18, 2011, we entered into the NREL CRADA with Alliance for Sustainable Energy, the operator of the NREL under its U.S. Department of Energy contract to advance the commercial development of the SolarWindow™ technology. Under terms of the NREL CRADA, NREL researchers will make use of our exclusive intellectual property (“IP”), newly developed IP, and NREL’s background IP in order to work towards specific product development goals. Under the terms of the NREL CRADA, we agreed to reimburse Alliance for Sustainable Energy for filing fees associated with all documented, out-of-pocket costs directly related to patent application preparation and filings, and maintenance of the patent applications.

On January 16, 2013, we entered into a modification to the NREL CRADA for the purpose of extending the date pursuant to which NREL’s researchers will make use of our exclusive IP and NREL’s background IP. As part of the extension, we advanced $150,000 to Alliance for Sustainable Energy as a retainer, which was used upon the development goals being met.

On March 6, 2013, we entered into Phase II of our NREL CRADA with Alliance. Under the terms of the agreement, researchers will additionally work towards:

•	further improving SolarWindow™ technology efficiency and transparency;
•	optimizing electrical power (current and voltage) output;
•	optimizing the application of the active layer coatings which make it possible for SolarWindow™ coatings to generate electricity on glass surfaces;
•	developing improved electricity-generating coatings by enhancing performance, processing, reliability, and durability;
•	optimizing SolarWindow™ coating performance on flexible substrates; and
•	developing high speed and large area roll-to-roll (R2R) and sheet-to-sheet (S2S) coating methods required for commercial-scale building integrated photovoltaic (“BIPV”) products and windows.

On December 28, 2015, we entered into another modification of the CRADA (“Modification”) to the NREL CRADA with Alliance for Sustainable Energy, previously entered into between us and NREL. The purpose of the CRADA Modification was to extend the date pursuant to which NREL’s researchers work towards specific product development goals. Specifically, we are preparing to commercialize our OPV-based SolarWindow™ transparent electricity-generating coatings for BIPV, and glass and flexible plastic applications. Under CRADA Modification, NREL and the Company will work jointly towards achieving specific commercialization goals and objectives. As of August 31, 2016, the Company made $349,302 of advances to Alliance for Sustainable Energy which is reflected as an asset on our balance sheet.

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Results of Operations

Year Ended August 31, 2016 Compared with the Year Ended August 31, 2015

Operating Expenses

A summary of our operating expense for the years ended August 31, 2016 and 2015 follows:

	Year Ended August 31,		Increase /	Percentage
	2016	2015	(Decrease)	Change
Operating expense:
Selling, general and administrative	$1,769,537	$1,927,670	$(158,133)	-8
Research and development	725,565	666,846	58,719	9
Stock compensation	646,263	520,774	125,489	24
Total operating expense	$3,141,365	$3,115,290	$26,075	1

Selling, General and Administrative

Selling, general and administrative costs include all expenditures incurred other than research and development related costs, including costs related to personnel, professional fees, travel and entertainment, public company costs, insurance and other office related costs. During 2016, we experienced a decrease in investor communications related fees offset by increases in professional fees and other general and administrative costs.

Research and Development

Research and development (“R&D”) costs represent costs incurred to develop our SolarWindow™ technology and are incurred pursuant to our research agreements and agreements with other third party providers and certain internal R&D cost allocations. Payments under these agreements include salaries and benefits for R&D personnel, allocated overhead, contract services and other costs. R&D costs are expensed when incurred, except for non-refundable advance payments for future research and development activities which are capitalized and recognized as expense as the related services are performed. R&D costs increased during 2016 as a result of increasing SolarWindow™ research and development activities.

Stock Compensation

Expense associated with equity based transactions is calculated and expensed in our financial statements as required pursuant to various accounting rules and is non-cash in nature. Stock compensation represents the expense associated with the amortization of our stock options, issuance of common stock and issuance of warrants to purchase our common stock. Stock compensation expense increased in 2016 due to a $253,500 increase in expense associated with the issuance of restricted stock grant to our directors offset by a $128,011 decrease in expense related to stock option grants.

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Other Income (Expense)

A summary of our other income (expense) for the years ended August 31, 2016 and 2015 follows:

	Years Ended August 31,
	2016	2015	Change
Other income (expense)
Interest expense	$(308,983)	$(250,348)	$58,635
Accretion of debt discount	(2,335,954)	(4,727,106)	(2,391,152)
Change in fair value of derivative liability	1,714,395	-	(1,714,395)
Loan conversion inducement expense	(565,406)	-	565,406
Total other income (expense)	$(1,495,948)	$(4,977,454)	$(3,481,506)

“Interest expense” relates to the stated interest of our convertible promissory notes and bridge note. “Accretion of debt discount” represents the accretion of the discount applied to our notes as a result of the issuance and modification of detachable warrants and the beneficial conversion feature contained in our notes. The “change in fair value of derivative liability” results from the accounting impact for the features included in the sale of Units pursuant to our Offering. The “loan conversion inducement expense” is the result of issuing PPM Units in exchange for repayment of the December 2015 Loan Agreement which terms were more favorable compared to the original conversion terms of the December 2015 Loan Agreement.

Liquidity and Capital Resources

We have a retained deficit of $33,676,327 through August 31, 2016. Included in the deficit are non-cash expenses totaling $14,533,615 relating to the issuance of stock for services, compensatory stock options, warrants granted for value and accretion of debt discount. Due to the “start-up” nature of our business, we expect to incur losses as we continue development of our technologies.

These conditions raise substantial doubt about our ability to continue as a going concern. Management recognizes that in order for us to meet our capital requirements, and continue to operate, additional financing will be necessary. We expect to raise additional funds through private or public equity investment in order to maintain and/or expand the range and scope of our business operations; however, there is no assurance that such additional funds will be available for us on acceptable terms, if at all. If we are unable to raise additional capital when needed or generate positive cash flow, it is unlikely that we will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Our principal source of liquidity is cash in the bank. On August 31, 2016, we had a cash and cash equivalent balance of $2,509,215. We have financed our operations primarily from the sale of equity and debt securities.

Net cash used in operating activities was $2,634,060 during the year ended August 31, 2016, compared to net cash used in operating activities of $2,594,725 during the year ended August 31, 2015.

Net cash used in investing activities was $2,300 during the year ended August 31, 2016, compared to net cash used in investing activities of $15,561 during the year ended August 31, 2015. Cash used in investing activities substantially reflects amounts paid for office equipment.

Net cash provided by financing activities was $4,917,110 during the year ended August 31, 2016, compared to $2,053,514 during the year ended August 31, 2015. Cash provided by financing activities during the year ended August 31, 2016 was from the receipt of a bridge loan, sale of Units from our Offering and sale of units from our June 2016 Private Placement whereas cash provided by financing activities during the year ended August 31, 2015 was from the exercise of Series H Warrants and proceeds from the March 2015 Loan.

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Other Contractual Obligations

In addition to our contractual obligations under the research agreements, as of August 31, 2016, we have lease payments of $1,165 each month under our month-to-month corporate and other office operating leases.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Recently Issued Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02 amending the accounting for leases. The new guidance requires the recognition of lease assets and liabilities for operating leases with terms of more than 12 months, in addition to those currently recorded, on our consolidated balance sheets. Presentation of leases within the consolidated statements of operations and consolidated statements of cash flows will be generally consistent with the current lease accounting guidance. The ASU is effective for reporting periods beginning after December 15, 2018, with early adoption permitted. The Company does not expect this accounting update to have a material effect on its consolidated financial statements.

In April 2015, the FASB issued ASU 2015-03, Interest - Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs, which requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. This ASU requires retrospective adoption and will be effective for fiscal years beginning after December 15, 2015 and for interim periods within those fiscal years. We expect the adoption of this guidance will not have a material impact on our financial statements.

In February 2015, the FASB issued ASU 2015-02, Amendments to the Consolidation Analysis, which amends the consolidation requirements in ASC 810 and significantly changes the consolidation analysis required under U.S. GAAP relating to whether or not to consolidate certain legal entities. Early adoption is permitted. Our effective date for adoption is January 1, 2016. We do not expect this accounting update to have a material effect on our consolidated financial statements in future periods, although that could change.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers, to clarify the principles used to recognize revenue for all entities. In March 2016, the FASB issued ASU 2016-08 to further clarify the implementation guidance on principal versus agent considerations. The guidance is effective for annual and interim periods beginning after December 15, 2017, and early adoption is permitted. The Company does not expect this accounting update to have a material effect on its consolidated financial statements.

We review new accounting standards as issued. Although some of these accounting standards issued or effective after the end of our previous fiscal year may be applicable, we have not identified any standards that we believe merit further discussion. We believe that none of the new standards will have a significant impact on our financial statements.

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DESCRIPTION OF OUR BUSINESS AND PROPERTY

Background

Our SolarWindow™ technology provides the ability to harvest light energy from the sun and artificial sources and generate electricity from a transparent, coating of OPV solar cells applied to glass and plastics. Our SolarWindow™ technology is the subject of fourteen pending patents. Initially being developed for application on glass surfaces, SolarWindow™ could potentially be used on any of the more than 85 million commercial and residential buildings in the United States alone.

The development of our SolarWindow™ technology has advanced through our Sponsored Research Agreement with USF and continues to advance through the NREL CRADA with the Alliance for Sustainable Energy, which is the operator of NREL.

We have achieved numerous important milestones and overcome major technical challenges in the development of our SolarWindow™ technology, including the ability to generate electricity on glass while remaining transparent. We have successfully scaled-up our technology from a single solar cell – only one-quarter the size of a grain of rice – to a working array of solar cells which form a one-foot by one-foot working prototype – our largest-ever SolarWindow™. A pane of glass coated with our SolarWindow™ technology is fabricated by applying our see-through, electricity-generating coatings onto glass surfaces at room temperature and pressure, a significant technical achievement which may provide a manufacturing advantage over expensive and cumbersome high temperature and high positive or negative pressure-sensitive manufacturing methods common to conventional solar photovoltaic (“PV”) manufacturing.

To advance the technical development and subsequent commercialization of our SolarWindow™ products, we are actively seeking technology and product licensing and joint venture arrangements with research institutions, commercial partners, and organizations with established technical competencies, market reach, and mature distribution networks in the solar PV, building-integrated PV, and alternative and renewable energy market industries. We have not yet entered into any such arrangements.

Our Important Milestones

We have been working to further designing, testing, our SolarWindow™ technology, as well as developing a prototype of our SolarWindow™, for application to commercial flat glass in tall towers since November 2006.

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To date we have achieved a number of important milestones in our development efforts, including:

•	entered into the NREL CRADA which is still in effect.
•	filed fourteen patent applications for our electricity-generating coating and SolarWindow™ technology development efforts that are independent of both the USF sponsored research and NREL CRADA research.
•	expanded the use of our SolarWindow™ coatings to include two new product lines for commercial and military aircraft, and the safety and security of military pilots.
•	determined the correct combination of compounds to create a single solar cells, which can successfully generate electricity on glass while remaining stable and transparent.
•	scaled-up from a single solar cell to a one-inch by one-inch “array”. An “array” is an arrangement of multiple solar cells rather than an individual single solar cell.
•	developed a method for spraying our see-through electricity-generating coatings onto glass surfaces at room temperature and pressure, a significant technical achievement which may provide a manufacturing advantage over expensive and cumbersome high temperature-specific and high positive or negative pressure-sensitive manufacturing methods common to conventional solar PV manufacturing.
•	invented and fabricated novel contacts that conduct electricity on SolarWindow™, yet remain see-through. Conventional contacts for conducting electricity use materials which generally block visibility and inhibit transparency, sometimes otherwise creating visible lines on or “in” the window.
•	engineered new methods for absorbing light energy to improve the flow of electrons (negatively charged particles), a process fundamental to generating electricity necessary for power appliances and fixtures. In principle, this advance increases the efficiency of the solar cell and hence its ability to create more electricity from a given level of solar irradiation.
•	discovered new, solution-based compounds that successfully mobilize the electrons necessary for generating electricity on SolarWindow™ and eliminated the use of other materials that could be prone to breakdown or failure. We have been able to produce these compounds from comparatively in-expensive starting materials, and have discovered methods that allow for reproducibility.
•	created methods for increasing power output by maximizing the number of solar-cells present in our SolarWindow™ array for a defined surface area.
•	successfully scaled-up SolarWindow™ prototypes from a one-inch square to a twelve-inch square (144 square inches in surface area).
•	generated electricity on flexible plastic using novel see-through SolarWindow™ coatings.
•	developed new SolarWindow™ coatings with increased transparency and improved color.
•	successfully fabricated its latest working window prototype using a faster, rapid scale-up process for applying solution-based coatings.
•	produced the largest OPV device ever fabricated at NREL in the institute’s history.
•	successfully collected and transported electricity using a virtually ‘invisible’ conductive wiring system developed for SolarWindow™.
•	completed performance tests of its transparent electricity-generating coatings for glass and flexible plastics for glass-to-glass lamination processes.
•	successfully demonstrated SolarWindow™ coatings performed under test conditions designed to simulate the high pressure and temperatures of the ‘autoclave’ manufacturing processes used by commercial glass and window producers.

SolarWindow™ generates electricity by harnessing the energy of the sun and artificial light to create a “photovoltaic” effect. Photovoltaics (“PV”) are best known as a method for generating electric power by using solar cells to convert energy from the sun into a flow of electrons. Typically, conventional PV power is generated by making use of solar modules composed of a number of cells containing PV and electricity-conducting materials. These materials are usually opaque (i.e., not see-through) and generate electricity with sun light, only. Our researchers have replaced these materials with compounds that allow our SolarWindow™ technology to remain see-through, while generating electricity when exposed to both sun and artificial light.

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Products Derived from our SolarWindowTM Technology

On September 16, 2010, we publicly unveiled a working four-inch by four-inch prototype of our proprietary SolarWindow™ technology. Scientists at the event powered lights on a scale-model house by exposing our transparent SolarWindow™ to artificial light from fluorescent lamps, mimicking lighting typically installed inside offices.

Researchers also repeatedly opened and closed window shades, successfully powering LED lights each time SolarWindow™ was exposed to natural light. This demonstration mimicked outdoor exposure such as sunlight on the exterior façade of commercial buildings – our initial target market and, we believe, a promising early application of the technology.

Scientists at the debut event not only demonstrated the ability to generate “voltage” to power lighting, but also revealed SolarWindow™ capacity to produce “current” necessary for powering mechanical devices and appliances. Researchers successfully powered the mechanical rotor blades of a small helicopter using only a single, small-scale SolarWindow™ prototype exposed to a solar simulator.

In February 2012, we successfully developed the largest OPV device fabricated at NREL, measuring 170cm2, approximately 14 times larger than previous devices produced at NREL. In March 2012, we, in collaboration with NREL researchers, successfully collected and transported electricity using a virtually 'invisible' conductive wiring system developed for SolarWindow™. The ability to transport electricity on glass windows while remaining transparent is especially important to the eventual deployment of an aesthetically pleasing commercial product.

On March 8, 2014, we made public never-before-seen images of our largest area, high-performance SolarWindow™ arrays. These SolarWindow™ arrays measure over 232 cm² – a significant achievement for size, improving upon our previous achievements at NREL, and produced with highly-uniform, colored tints preferred by commercial window manufacturers for installation on skyscrapers, worldwide. Among the most important criteria for developing SolarWindow™ coating applications for today's skyscrapers is providing a set of neutral colors that remain see-through and are uniform in fabrication. We revealed a record-breaking, largest-area transparent, OPV SolarWindow™ array that addresses tall-tower and commercial building glass requirements, they also bear the promise of facile scale-up capabilities and manufacturability. This SolarWindow™ array is over 35% larger than our previously-fabricated, 170 cm² working module achievement. That prior module was already 14 times larger than the then-previous largest-area OPV module for the same type device structure ever fabricated at the NREL.

In September 2014, we demonstrated SolarWindow™ electricity-generating coatings to Congress during the first ever National Lab Day on Capitol Hill. National Lab Day was cosponsored by the U.S. Department of Energy. On April 8, 2015, Engineers and research scientists at the University of North Carolina Charlotte Energy Production and Infrastructure Center (“UNCC-EPIC”) have independently reviewed and validated our proprietary Model. The Model calculates a financial payback of less than one year for our transparent electricity-generating SolarWindow™ technology. UNCC-EPIC team of engineering and science experts, who independently validated the modeling assumptions, reference data, and technical basis important to calculating our one-year financial payback period for SolarWindow™ systems. UNCC-EPIC validation also confirmed the proficiency of our methodology for modeling the performance of competing PV technologies.

In May, 2015 we announced plans to replace traditional electrical wiring connections with a simplified next-generation system for collecting the power produced by its transparent electricity-generating windows. In addition to reducing costs, ease of electrical installation will be important to window fabricators, glass installers (i.e., glaziers), electricians, and maintenance personnel. The replacement of today's cumbersome methods with our easy power connection system ('module interconnects') is also important for new construction and retrofit applications of SolarWindow™ electricity-generating window modules on skyscrapers and tall towers.

On August 20, 2015, we featured a first-ever demonstration of our working, electricity-generating window unit, during our webcast. Webcast participants witnessed clean electricity being generated on a demonstration window unit. Its glass is tinted in a high-demand color and framed in aluminum, popular with architects and developers of commercial towers – our target market. Participants also heard us explain exactly how we plan to: generate revenue, work towards product development and getting SolarWindow ™ ready for commercial manufacturing, build shareholder value, expand our name recognition and branding plans, increase investor outreach, engage media, and outlined important next steps for commercialization and bring SolarWindow™ products to market.

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We are currently developing seven products (collectively, the “SolarWindow™ Products”) derived from our SolarWindow™ technology:

•	SolarWindow™ – Commercial – A flat glass product for installation in new commercial towers under construction and replacement windows;
•	SolarWindow™ – Structural Glass – Structural glass walls and curtains for tall structures;
•	SolarWindow™ – Architectural Glass – Textured and decorative interior glass walls, room dividers, etc.;
•	SolarWindow™ – Residential – A window glass for installation in new residential homes under construction and replacement windows;
•

SolarWindow™ – Flex – Flexible films which may be applied directly onto “previously installed (window) glass, similar to aftermarket window tint films, for retrofit to existing commercial towers, buildings, and residential homes; Note these films can also be applied to otherwise conventional windows during construction;

•	SolarWindow™ – BIPV – Components associated with BIPV applications in homes, buildings, and office towers; and
•	SolarWindow™ Retrofit Veneer – Transparent, tinted, and flexible veneers that installers can apply directly over top of existing windows.

Our focus is on the development and deployment of SolarWindow™-Commercial, Structural, and Architectural products. Our product development efforts have already produced early working prototypes for these applications. Commercialization of the SolarWindow™ technology will require significant further research, development and testing. This additional work should enable us to ascertain whether the SolarWindow™ technology can actually form the basis for a commercially viable technology or product.

SolarWindow™ Retrofit Veneer products are being developed as transparent, tinted, flexible veneers that installers can apply directly over top of existing windows. This expanded product line broadens our market reach beyond new and replacement installations, to include windows currently installed on the estimated five million commercial buildings constructed in the U.S. alone. This retrofit veneer product will be developed in parallel to the SolarWindow™ products currently under product development.

Our Industry and Market Opportunity

Overview

Global energy consumption is expected to increase 53% from 2008 to 2035, according to the Energy Information Administration, and domestic electricity prices have been rising as a consequence of the increased cost of conventional electricity generation fuels and the easing of price caps in some states.

From a total glass market perspective, the world demand for flat glass is forecast to rise 6.3% per year through 2016 to 8.3 billion square meters. The global flat glass market was estimated to be worth $8.3 billion for 2016. Importantly, the global market value of fabricated flat glass is forecast to exceed $100 billion for 2016.

America is the world’s largest consumer of electricity, according to the U.S. Energy Information Administration, with nearly 70% of the nation’s electricity generated by coal and natural gas; 50% of the total U.S. electrical generation relies on coal, a fossil fuel. The environmental impact and rising costs of these non-renewable fuels, along with the potential doubling of global electricity consumption in the coming years, illustrate the need for more creative, sustainable methods for generating electrical power. A forecast of US electricity demand shows an expected increase is usage of 40% by 2032.

We believe our products uniquely address a growing market opportunity for technologies able to generate sustainable electricity. Rising energy costs, increasing electricity consumption, and the need for a cleaner alternative to today’s non-renewable energy sources, all contribute to the growing demand for clean, renewable alternative energy sources.

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The Market Opportunity for our SolarWindow™ Technology and Products

Based on initial market research, there are no commercially marketed OPV see-through glass windows capable of generating electricity available for sale in the United States. We believe our SolarWindow™ technology and products could be uniquely positioned as first-to-market, if commercially launched.

Unprecedented levels of government initiatives, heightened residential demand for green construction, and improvements in sustainable materials are driving green building. Because buildings account for almost 50% of the energy consumed in developed countries, governments are putting increased focus on legislation and policies to improve their energy efficiency, according to the United States Environmental Protection Agency. In North America, initiatives such as the environmental building rating system (LEED) run by the U.S. Green Building Council are helping to transform the market for added-value glazing, and this trend is expected to continue. We anticipate similar opportunities in Europe, through the development of a European Union-wide energy labeling system for windows. The growth rate for “Green Buildings” is rapidly increasing: 97.5% market share is in retrofits and 2.5% market share in new buildings.

Our SolarWindow™ Products are under development for application to glass surfaces in such buildings, often referred to as “architectural flat glass” and “fabricated glass products”. In the United States, the country’s ten largest cities have more than 444 million square feet of architectural glass, as estimated in a 2010 industry report on flat glass by Pilkington, a major global glass manufacturer. This market is growing in volume, with global growth of around 4-5% annually, with Europe, China and North America accounting for over 70% of global demand, according to the same report. Market research shows the global flat glass market is estimated to be worth $8.3 Billion.

Our Competitive Strengths

We believe that the following strengths of our SolarWindow™ technology should enable us to compete successfully in the alternative energy industry:

•	Our products are first-of-their-kind solutions for generating sustainable electricity. There are no commercially-available transparent OPV products for sale in competition to our technologies and products, and therefore, our SolarWindow™ and MotionPower™ products may be positioned as ‘first-to-market.’

•	Our products have unique characteristics, not readily-achievable by other technologies. Our SolarWindow™ products generate electricity while remaining see-through, and are able to produce electricity from both natural and artificial light. These traits are unique to our products and technologies, and have not been replicated by any commercially-available technology.

•	Our SolarWindow™ products are designed for application on the vast glass facades of commercial skyscrapers and are not confined to installation on limited rooftop space. The installation of typical roof-rack PV modules is often constrained by limited roof-top areas on commercial skyscrapers. In contrast, our SolarWindow™ Products may be applied to the entire vertical glass façades of skyscrapers. This is important in higher latitude countries where much of the sunlight strikes vertical surfaces more directly in contrast to a more oblique angle on horizontal flat roofs.

•	The electricity generated by our technologies is compatible for use with existing energy infrastructure. Our SolarWindow™ and MotionPower™ products are under development for seamless applications in order to avoid burdening potential customers with special utility management systems.

•	SolarWindow™ repurposes passive windows as see-through energy generators.

•	Attractive, ‘passive’ and totally silent product which addresses growing energy demand.

•	Anticipated price point may help deliver greater energy and cost savings when compared to alternatives.

•	SolarWindow™ technology offers a sustainable and disruptive clean technology play.

•	Being developed for high volume and speed production using lower-cost, ambient, area-manufacturing techniques.

•	Go-to-Market strategy focuses on deployment using glass companies in an existing large global market with total glass market focus (Raw Glass, Handling, Tempering, Processing, Glazing/Assembly, Installation).

•	The SolarWindow™ product is the element of value is the inherent benefit of turning a passive window into an active electricity-generating window.

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Our Business Strategy

Our goal is to complete the product development phase for our SolarWindow™ technologies and then, to the extent warranted, work towards commercial launch of SolarWindow™ products. Key elements of our business strategy include:

•	Partnering with research institutions, product development firms, and others with proven technology expertise. We are currently working with scientists at NREL for the ongoing development of our SolarWindow™ Products. We will seek to engage additional firms and institutions with important technical and product development competencies as needed.

•	Identifyingpartnerships for technology out-licensing and in-licensing opportunities. We are actively engaged in identifying potential industry or commercial partnerships for the out-licensing of our technologies, or, if warranted, the in-licensing of certain enabling technologies that could help accelerate our product development programs by reducing our need for internal research and development.

•	Fostering commercial partnerships and joint ventures with industry partners. We are continuously working to develop commercial partnerships and joint ventures with third-parties, which could help us accelerate the development of our sales and distribution pipeline for any products which we develop.

•	Developing pricing models that capitalize on available energy subsidies in order to make our products affordable and attractive to end-users. In developing pricing strategies for any products we are able to develop, we would seek to provide our potential customers with access to various subsidies, government incentives, tax credits, and other related financial mechanisms.

•	Developing cost-effective and efficient supply-chain management and manufacturing processes. Both our SolarWindow™ and MotionPower™ technologies and products would require manufacturing systems and supply-chain management expertise. We have begun to strategize and work towards addressing these needs in a cost-effective and efficient manner.

•	Identifyingand potentially acquiring strategic and/or complementary technologies. We are actively engaged in identifying technologies which may be strategic and/or complementary to our SolarWindow™ and/or MotionPower™ technologies for potential acquisition.

•	Raising capital in new, engaging, and innovative ways in order to continue and potentially accelerate our path to commercialization as well as building shareholder value.

•	Formalizingstrategic relationships with glass, energy, and building industries - partnerships can provide commercial reach.

•	Working with strategic partners to design and build SolarWindow™ products that are ready for commercial production.

•	Identifying and developing additional applications and markets for our SolarWindow™ products.

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Competition for SolarWindow™ Technology and Products

Competition in the solar PV industry is growing. Although we are not aware of other products utilizing technology substantially similar to our SolarWindow™ technology, numerous solar cell technologies have been developed, or are being developed, by a number of companies.

Such technologies include, but are not necessarily limited to, the use of organic materials, advanced crystalline silicon thin film concepts, amorphous silicon, cadmium telluride, copper-indium-gallium-selenide, titanium dioxide, and copper indium diselenide, and others to generate electricity from the sun’s light. Given the time, investment and advances in manufacturing technologies, any of these competing technologies may achieve lower manufacturing costs, superior performance, or greater market acceptance than our SolarWindow™ technology product, currently under development.

We face competition from many companies, major universities and research institutions in the United States and abroad. Many of our competitors have substantially greater resources, experience in conducting research, experience in obtaining regulatory approvals for their products, operating experience, research and development and marketing capabilities name recognition and production capabilities. We will face competition from companies marketing existing products or developing new products which may render our technologies (and products) obsolete.

The descriptions of the products and technologies being developed or marketed by our competitors listed below have been taken from publicly available documents or reports filed by these companies:

•	BELECTRIC Solarkraftwerke GmbH (through the acquisition of Konarka Technologies, Inc. and its assets) is focused on the development and advancement of nano-enabled polymer PV materials that are lightweight, flexible and more versatile than traditional solar materials. Following Belectric’s takeover of Konarka Technologies, the company plans to set up OPV production facilities in Germany in the coming months (Ref: October 24, 2012). Belectric has subsidiaries in seventeen countries.

•	Ubiquitous Energy is a company that began at the Massachusetts Institute of Technology and is initially moving toward the electronics (tablet & E-reader, cell phone) market. Their first product seems to be a very clear, high VLT, low efficiency charging system for the electronics market.

•	Solarmer is developing organic photovoltaic or OPV technology, targeting portable power, off-grid power, and building integrated photovoltaics (BIPV) markets. Solarmer will utilize its materials, devices, and roll-to-roll process technology to manufacture OPV modules with strategic partners throughout the world. Solarmer sells and provides OPV modules to product developers and system integrators who will integrate them into various products.

•	ONYX Solar is a new type of solar company, while they are not an OPV material company, the company is considered a competitor in the space for generating power under low light conditions. Their current technology is mixture of semitransparent amorphous Si, Crystalline Si and possibly Copper, Indium, Gallium, Selenide (CIS or CIGS) and is also working on OPV. They are currently in production, and are generating revenue.

•	XsunX, Inc. develops and markets proprietary Thin Film Photovoltaic (“TFPV”) solar cell designs and core solar cell manufacturing systems, enabling licensees to manufacture TFPV solar devices on various substrates.

•

Sharp Corporation has developed mass-production technology for stacked triple-junction thin-film solar cells by turning a conventional two-active-layer structure (amorphous silicon plus microcrystalline silicon) into a triple-junction structure with amorphous silicon (two active layers) and microcrystalline silicon (single active layer)

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These companies may have numerous competitive advantages, including:

•	significantly greater name recognition;

•	established distribution networks;

•	more advanced technologies and product development;

•	additional lines of products, and the ability to offer rebates, higher discounts or incentives to gain a competitive advantage;

•	greater experience in conducting research and development, manufacturing, obtaining regulatory approval for products, and marketing approved products; and

•	greater financial and human resources for product development, sales and marketing, and patent litigation.

Our commercial success will depend on our ability and the ability of our licensee or sublicensees, if any, to compete effectively in product development areas such as, but not limited to: safety, price, marketing and distribution.

If our competitors were to succeed in developing products that are more effective than our SolarWindow™ technology, some or all of our SolarWindow™ Products could be rendered obsolete and non-competitive. Accordingly, in addition to our research and development efforts, we have undertaken a public relations, advertising, and market access outreach programs designed to establish our “brand” name recognition early on in our corporate development; we intend to continue to develop and market our brand name pending commercialization of products, if any, we may derive from our research and development efforts. We believe our strategy ultimately will facilitate the marketing, distribution and public acceptance of any products we may derive from our research and development efforts if and when regulatory approval is received.

Competition with respect to our technologies is and will be based, among other things, on safety, reliability, availability, price, marketing, distribution and patent position. Our competitive position will also depend upon our ability to attract and retain qualified personnel, to obtain patent protection or otherwise develop proprietary products or processes, and to secure sufficient capital resources for the often substantial period between technology development and commercial sales. Another important factor will be the timing of market introduction of any SolarWindow™ products we develop. Accordingly, the speed with which we can develop our SolarWindow™ products, complete safety approvals processes and ultimately supply commercial quantities of any products we develop to the market is expected to be an important competitive factor.

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Proprietary Assets

SolarWindowTM

Our SolarWindow™ technology is the subject of fourteen patent filings.

MotionPowerTM

Our MotionPower™ technology, harvests “kinetic” or “motion” energy from vehicles when they slow down before coming to a stop and converts this captured energy into electricity. Our MotionPower™ systems can be engineered as either discreet or disruptive products, depending upon customer specifications. These systems are also designed to function independently of daily management, and do not require the presence of wind, sunlight, or other natural environmental influences in order to function. Although we are not currently further developing the MotionPower™ technology, we are assessing potential market and commercialization options available to us with respect to the MotionPower™, and the technology is the subject of fifty-nine patent filings.

Government Regulation

Our SolarWindow™ technology may be subject to certain government regulations. Our ability to remain viable will depend on favorable government decisions at various stages of the technology’s development by various agencies. From time to time, legislation is introduced that could significantly change the statutory provisions governing our research and development processes, as well as approval of the manufacturing and marketing of any products derived from such research and development activities.

The production and marketing of SolarWindow™ technology derived products would be subject to existing safety regulations and may be subject to yet unknown regulations.

Current safety requirements for electrical products can include, but may not be limited to, Occupational Safety and Health Administration regulations, National Electrical Code as approved as an American National Standard by the American National Standards Institute or ANSI/NFPA-70, certification by Underwriters Laboratories and the Society of Automotive Engineers, and compliance with local building codes. These regulations are subject to change, and our ability to remain viable is contingent upon successfully satisfying regulatory requirements as stipulated by these agencies and/or others as the development of our SolarWindow™ technology evolves.

Employees

As of August 31, 2016, we had three full time employees, Mr. John A. Conklin, President and Chief Executive Officer and Chief Financial Officer; Dr. Scott Hammond, Principal Scientist and Briana Erickson, Manager of Business Operations & Communication.

Office Facilities

Our corporate office is located at 10632 Little Patuxent Parkway, Suite 406, Columbia, Maryland 21044. Rent for this office space is $1,165 per month.

Legal Proceedings

We are not party to nor are we aware of any material pending lawsuit, litigation or proceeding.

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DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names and ages of all of our directors and executive officers. We have a Board comprised of three members. Each director holds office until a successor is duly elected or appointed. Executive officers serve at the discretion of the Board and are appointed by the Board. Also provided herein are brief descriptions of the business experience of each of the directors and officers during the past five years, and an indication of directorships held by each director in other companies subject to the reporting requirements under the Federal securities law.

Name	Age	Current Position With Us	Director or Officer Since
John A. Conklin	56	President, Chief Executive Officer and Chief Financial Officer, Director	August 9, 2010
Alastair Livesey	59	Director	September 19, 2007
Joseph Sierchio	67	Director	July 24, 2008

Biographical Information

Set forth below are the names of all of our directors and executive officers, all positions and offices held by each person, the period during which each has served as such, and the principal occupations and employment of such persons during at least the last five years, and other director positions held currently or during the last five years:

Current Directors and Officers

John A. Conklin. Mr. Conklin is founder of Tellurium Associates, LLC, an industrial and environmental process design and operations consulting company, and founder of National Solar Systems, LLC, a New York based renewable energy firm. Mr. Conklin has studied chemical engineering, chemical technology, and numerous industrial, safety and renewable energy programs. With 26 years of industrial process and renewable and alternative energy experience, Mr. Conklin has consulted regarding and overseen the technical and business requirements of over 50 technology, manufacturing and industrial companies, ranging from start-ups to Fortune 500 companies, including industry leaders such as Lockheed Martin and TDI Power, a global manufacturer of power systems. Mr. Conklin serves as our President and Chief Executive Officer and brings a combination of technical, business and hands-on alternative and renewable energy experience.

Alastair Livesey. Dr. Livesey earned his B.A. in Science from the University of Cambridge in 1979, followed by an M.A. and Ph.D. in materials science from the Cavendish Physics Laboratory at the University of Cambridge in 1982 and 1984, respectively. From May 2001 to July 2007, Dr. Livesey was employed by Energy Conversion Devices, Inc. During his tenure at Energy Conversion Devices, Dr. Livesey held several positions, including Director of Integrated Hydrogen Energy Systems, Head of New Business Development and Strategic Planning, and Director, Cognitive Computer Business Development and Architecture Design. In these roles, he led projects involving product development and commercialization, strategic and business planning, new business development, joint venture partnerships, financing, human resources, information technology, and public relations across a diverse range of technologies including hydrogen storage, thin-film solar cells, advanced batteries, and fuel cells. From August 2007 to the present, Dr. Livesey has worked as an independent consultant in the alternative and renewable energy field. In April 2010, Dr. Livesey was appointed as the Managing Director of Diverse Energy Ltd, a UK firm developing and assembling fuel cell power plants to replace diesel generators. Dr. Livesey has subsequently left Diverse Energy and started a new company, Africa Power Ltd., to sell low-carbon and renewable power in Africa. Dr. Livesey was invited to join the Board due to, and we continue to benefit from, his experience with scientific research, and product and business development.

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Joseph Sierchio. Mr. Sierchio earned his J.D. at Cornell University Law School in 1974, and a B.A., with Highest Distinction in Economics from Rutgers College at Rutgers University in 1971. Mr. Sierchio has been engaged in the practice of law as a member of Satterlee Stephens LLP, our counsel, since September 2016. Prior to that, Mr. Sierchio was engaged in the practice of law as a member of Sierchio & Partners, LLP from May 2007 through September 2016. Since 1975, Mr. Sierchio has continuously practiced corporate and securities law in New York City, representing domestic and foreign corporations, investors, brokerage firms, entrepreneurs, and public and private companies in the U.S., Canada, United Kingdom, Germany, Italy, Switzerland, Australia, and Hong Kong. Mr. Sierchio is admitted in all New York state courts and federal courts in the Eastern, Northern, and Southern Districts of the State of New York as well as the federal Court of Appeals for the Second Circuit. Mr. Sierchio is also a director of RenovaCare, Inc., which is engaged in the research and development of an organ regenerating technology. Mr. Sierchio was invited to join the Board due to his experience representing corporations (public and private) and individuals in numerous and various organizational, compliance, administrative, governance, finance (equity and debt private and public offerings), regulatory and legal matters.

All of our directors are elected annually to serve for one year or until their successors are duly elected and qualified.

Family Relationships and Other Matters

There are no family relationships among or between any of our officers and directors.

Legal Proceedings

None of or directors or officers are involved in any legal proceedings as described in Regulation S-K (§229.401(f)).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Because we do not have a class of equity securities registered pursuant to Section 12 of the Exchange Act we are not required to make the disclosures required by Item 405 of Regulation SK.

CODE OF ETHICS

We have adopted a Code of Ethics that applies to all of our officers, directors and employees, including our Chief Executive Officer and Chief Financial Officer. The Code of Ethics is designed to deter wrongdoing, and to promote, among other things, honest and ethical conduct, full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to the SEC, compliance with applicable governmental laws, rules and regulations, the prompt internal reporting of violations of the Code of Ethics, and accountability for adherence to the Code of Ethics. Our Code of Ethics is available on our website at http://www.solarwindow.com. To access our Code of Ethics, click on “Investors”, and then click on “Code of Ethics” located under “Corporate Governance.”

A copy of our Code of Ethics may be obtained at no charge by sending a written request to our President and Chief Executive Officer, John A. Conklin, 10632 Little Patuxent Parkway, Suite 406, Columbia, Maryland 21044.

CORPORATE GOVERNANCE

We have adopted Corporate Governance Guidelines applicable to our Board. Our Corporate Governance Guidelines are available on our website at http://www.solarwindow.com. To access our Corporate Governance Guidelines, click on “Investors,” and then click on “Corporate Governance Principles” located under “Corporate Governance.”

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Director Independence

We are not listed on a major U.S. securities exchange and, therefore, are not subject to the corporate governance requirements of any such exchange, including those related to the independence of directors; however, at this time, after considering all of the relevant facts and circumstances, our Board has determined that Mr. Livesey is independent from our management and qualifies as an “independent director” under the standards of independence of the FINRA listing standards. We do not currently have a majority of independent directors as required by the FINRA listing standards. Upon our listing on any national securities exchange or any inter-dealer quotation system, we will elect such independent directors as is necessary under the rules of any such securities exchange.

Board Leadership Structure

We currently have only one executive officer and three directors. Our Board has reviewed our current Board leadership structure — which consists of a Chief Executive Officer and no Chairman of the Board — in light of the composition of the Board, our size, the nature of our business, the regulatory framework under which we operate, our stockholder base, our peer group and other relevant factors, and has determined that this structure is currently the most appropriate Board leadership structure for our company. Nevertheless, the Board intends to carefully evaluate from time to time whether our Chief Executive Officer and Chairman positions should be combined based on what the Board believes is best for us and our stockholders.

Board Role in Risk Oversight

Risk is inherent in every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including strategic risks, enterprise risks, financial risks, and regulatory risks. While our management is responsible for day to day management of various risks we face, the Board, as a whole, is responsible for evaluating our exposure to risk and to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. The Board reviews and discusses policies with respect to risk assessment and risk management. The Board also has oversight responsibility with respect to the integrity of our financial reporting process and systems of internal control regarding finance and accounting, as well as its financial statements.

Board of Directors Meetings, Committees of the Board of Directors, and Annual Meeting Attendance

During the fiscal year ended August 31, 2016, the Board held a total of eight meetings. All members of the Board attended at least 90% of all meetings of the Board. We do not maintain a policy regarding director attendance at annual meetings and we did not have an annual meeting of shareholders during the fiscal year ended August 31, 2016.

We do not currently have any standing committees of the Board. The full Board is responsible for performing the functions of: (i) the Audit Committee, (ii) the Compensation Committee and (iii) the Nominating Committee.

Audit Committee

The Board does not currently have a standing Audit Committee. The full Board performs the principal functions of the Audit Committee. The full Board monitors our financial reporting process and internal control system and reviews and appraises the audit efforts of our independent accountants.

Compensation Committee

The Board does not currently have a standing Compensation Committee. The full Board establishes our overall compensation policies and reviews recommendations submitted by our management.

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Nominating Committee

The Board does not currently have a standing Nominating Committee. We do not maintain a policy for considering nominees. Our Bylaws provide that the number of Directors shall be fixed from time to time by the Board, but in no event shall be less than the minimum required by law. The Board should be large enough to maintain our required expertise but not too large to function efficiently. Director nominees are recommended, reviewed and approved by the entire Board. The Board believes that this process is appropriate due to the relatively small number of directors on the Board and the opportunity to benefit from a variety of opinions and perspectives in determining director nominees by involving the full Board.

While the Board is solely responsible for the selection and nomination of directors, the Board may consider nominees recommended by stockholders as it deems appropriate. The Board evaluates each potential nominee in the same manner regardless of the source of the potential nominee’s recommendation. Although we do not have a policy regarding diversity, the Board does take into consideration the value of diversity among Board members in background, experience, education and perspective in considering potential nominees for recommendation to the Board for selection. Stockholders who wish to recommend a nominee should send nominations to our Chief Executive Officer, John A. Conklin, 10632 Little Patuxent Parkway, Suite 406, Columbia, Maryland 21044, that include all information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors. The recommendation must be accompanied by a written consent of the individual to stand for election if nominated by the Board and to serve if elected.

Compensation Consultants

We have not historically relied upon the advice of compensation consultants in determining Named Executive Officer compensation. Instead, the full Board reviews compensation levels and makes adjustments based on their personal knowledge of competition in the market place, publicly available information and informal surveys of human resource professionals.

Stockholder Communications

Stockholders who wish to communicate with the Board may do so by addressing their correspondence to the Board at SolarWindow Technologies, Inc., Attention: John A. Conklin, 10632 Little Patuxent Parkway, Suite 406, Columbia, Maryland 21044. The Board will review and respond to all correspondence received, as appropriate.

COMPENSATION OF DIRECTORS

We do not pay director compensation to directors who are also our employees. Our Board determines the non-employee directors' compensation for serving on the Board and its committees. In establishing director compensation, the Board is guided by the following goals:

•	compensation should consist of a combination of cash and equity awards that are designed to fairly pay the directors for work required for a company of our size and scope;
•	compensation should align the directors' interests with the long-term interests of stockholders; and
•	compensation should assist with attracting and retaining qualified directors.

For their services as directors and actual expenses incurred to attend meetings of the Board, non-employee directors received $4,250 per quarter which was increased to $4,500 per quarter beginning on March 1, 2016. Directors are entitled to participate in, and have been issued options under, our 2006 Plan.

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The following table provides information as to compensation for services of the non-employee directors during the fiscal years ended August 31, 2016 and 2015.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
Alastair Livesey	17,750	112,500	130,250
Joseph Sierchio	17,750	112,500	130,250
Total 2016 director compensation	35,500	225,000	261,000

Alastair Livesey	17,000	28,000	45,000
Joseph Sierchio	17,000	28,000	45,000
Total 2015 director compensation	34,000	56,000	90,000

___________

(1)Represents the issuance of 30,000 shares and 20,000 shares of common stock during the year ended August 31, 2016 and 2015, respectively.

Our Board is responsible for establishing the compensation and benefits for our executive officers. The Board reviews the performance and total compensation package for our executive officers, and considers the modification of existing compensation and the adoption of new compensation plans. The board has not retained any compensation consultants.

The goals of our executive compensation program are to attract, motivate and retain individuals with the skills and qualities necessary to support and develop our business within the framework of our small size and available resources. We designed our executive compensation program to achieve the following objectives:

•	attract and retain executives experienced in developing and delivering products such as our own;
•	motivate and reward executives whose experience and skills are critical to our success;
•	reward performance; and
•	align the interests of our executive officers and stockholders by motivating executive officers to increase stockholder value.

EXECUTIVE COMPENSATION

The following table and descriptive materials set forth information concerning compensation earned for services rendered to us by: the Chief Executive Officer (the “CEO”); the Chief Financial Officer (the “CFO”); the Chief Operating Officer (the “COO”) and the other most highly-compensated executive officers other than the CEO and CFO who were serving as executive officers during the fiscal year ended August 31, 2016 and 2015 (the “Named Executive Officers”).

Name and Principal Position	Year Ended August 31,	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)	All Other Compensation($) (2)	Total ($)
John A. Conklin (3) President, Chief Executive Officer,	2016	$221,500	-	$112,500	-	$30,633	$364,633
Chief Financial Officer and Director	2015	$221,500	-	$28,000	-	$28,161	$277,661

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(1) Represents the issuance of 30,000 shares and 20,000 shares of common stock during the year ended August 31, 2016 and 2015, respectively, for Mr. Conklin’s service as a director.

(2) Our employees generally maintain private insurance coverage and are reimbursed an agreed upon amount each month to offset their out-of-pocket medical insurance premiums.

(3) Effective August 9, 2010, we appointed Mr. Conklin to serve as our President, Chief Executive Officer, and Chief Financial Officer and entered into an Employment Agreement with him on such date. Pursuant to Mr. Conklin’s Employment Agreement, he is entitled to an annual salary and a stipend to cover medical insurance premiums. On January 1, 2014, we and Mr. Conklin entered into a new employment agreement (the “2014 Employment Agreement”) pursuant to which Mr. Conklin is paid an annual salary of $221,500 and a stipend of $2,214. Effective January 1, 2015, Mr. Conklin’s medical stipend was increased to $2,391 per month. Effective January 1, 2016, Mr. Conklin’s medical stipend was increased to $2,593 per month. Additionally, on January 27, 2014, pursuant to the 2014 Employment Agreement, Mr. Conklin received a grant of 700,000 stock options and forfeited 233,334 unvested, performance based stock options originally granted on August 9, 2010.

Outstanding Equity Awards at Fiscal-Year End

The following table sets forth information regarding equity awards that have been previously awarded to each of the Named Executives and which remained outstanding as of August 31, 2016.

Option Awards
Name	# of Securities Underlying Unexercised Options Exercisable	# of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date

John A. Conklin (1)	100,000	450,000	$2.90	1/27/2024

_________________

(1) On January 27, 2014, pursuant to the 2014 Employment Agreement, we granted a stock option to purchase 700,000 shares of our common stock.

Employee directors are eligible to receive stock option compensation but do not receive cash compensation in addition to their monthly salary for services rendered as a director.

Potential Payments upon Termination or Change in Control

There are no understandings or agreements known by management at this time which would result in a change in control.

On January 1, 2014, we entered into the 2014 Employment Agreement with Mr. John A. Conklin. Pursuant to the terms of the 2014 Employment Agreement, Mr. Conklin will receive an annual salary of $221,500, medical insurance reimbursement stipend currently at the rate of $2,593 per month and a grant to purchase 700,000 stock options. Additionally, in the event that Mr. Conklin’s employment is terminated without cause or a result of disability, he will be entitled to receive twelve monthly payments as in effect on the date of termination if terminated after December 31, 2015 but prior to December 31, 2016 or the lesser of (y) twelve (12) monthly payments as in effect on the date of termination, or (z) the remaining number of monthly payments as in effect on the date of termination due to him if the Employment Agreement is terminated after December 31, 2016. Upon termination of the 2014 Employment Agreement no further stock options will vest and the maximum number of option shares that Mr. Conklin may purchase is limited to the number of options that were vested as of the termination date and Mr. Conklin has the right to exercise the vested options within 120 days from the termination date, after which all unexercised vested options will terminate.

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The following table summarizes information about stock options outstanding and exercisable at August 31, 2016:

	Stock Options Outstanding			Stock Options Exercisable
Range of Exercise Prices	Number of Shares Subject to Outstanding Options	Weighted Average Contractual Life (years)	Weighted Average Exercise Price	Number of Shares Subject To Options Exercise	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price

$ 0.80	15,000	6.31	$ 0.80	15,000	6.31	$ 0.80
1.40	15,000	8.30	1.40	15,000	8.30	1.40
2.50	10,000	4.60	2.50	10,000	4.60	2.50
2.90	565,000	7.41	2.90	115,000	7.405	2.90
3.46	65,000	9.35	3.46	20,000	9.35	3.46
4.98	16,667	1.52	4.98	16,667	1.52	4.98
5.94	33,334	4.32	5.94	33,334	4.32	5.94
Total	720,001	7.26	$3.06	225,001	6.55	$3.30

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of November 21, 2016 by (i) all persons who are known by us to beneficially own more than 5% of our outstanding shares of common stock, (ii) each director, director nominee, and Named Executive Officer; and (iii) all executive officers and directors as a group:

Name and Address of Beneficial Owner (1)	Number of shares Beneficially Owned (2)	% of Class Owned (2)
Directors and Officers
John A. Conklin (3)	375,259	1.31
Alastair Livesey (4)	172,734	*
Joseph Sierchio (5)	167,568	*
All Directors and Officers as a Group (3 people)	715,561	2.49
5% Shareholders
Kalen Capital Corporation (6) The Kalen Capital Building 688 West Hastings St. 7th Floor Vancouver, BC V6B 1P1	29,042,546	65.33
__________

* less than 1%

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(1) Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our common stock and except as indicated the address of each beneficial owner is 10632 Little Patuxent Parkway, Suite 406, Columbia, Maryland 21044.

(2) Calculated pursuant to rule 13d-3(d) of the Exchange Act. Beneficial ownership is calculated based on 28,666,741 shares of common stock issued and outstanding on a fully diluted basis as of November 15, 2016. Under Rule 13d-3(d) of the Exchange Act, shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.

(3) Includes 325,259 shares of common stock and 50,000 shares of common stock reserved for issuance upon the exercise of a stock option that vests on December 31, 2016. Does not include 400,000 shares of common stock reserved for issuance upon exercise of stock options granted under the 2006 Plan that have not yet vested. A portion of these shares are subject to lock-up agreements restricting their sale.

(4) Includes 139,400 shares of common stock and 33,334 shares of common stock reserved for issuance upon the exercise of vested stock options granted under the 2006 Plan. A portion of these shares are subject to lock-up agreements restricting their sale.

(5) Includes 150,901 shares of common stock and 16,667 shares of common stock reserved for issuance upon the exercise of vested stock options granted under the 2006 Plan. A portion of these shares are subject to lock-up agreements restricting their sale.

(6) Kalen Capital Corporation is a private Alberta corporation wholly owned by Mr. Harmel Rayat (our former director and officer). In such capacity, Mr. Rayat may be deemed to have beneficial ownership of these shares. The number of shares reflected above is as of November 9, 2016, based upon the review of our transfer records as of said date and information provided to us by Kalen Capital Corporation and includes: (a) 13,251,445 shares owned by Kalen Capital Corporation and its wholly owned subsidiary; (b) up to 921,875 shares issuable upon exercise of a Series I Warrant; (c) 3,110,378 shares issuable upon exercise of a Series J Warrant; (d) up to 3,110,378 shares issuable upon exercise of a Series K Warrant; (e) up to 500,000 shares issuable upon exercise of a Series L Warrant; (f) up to 375,000 shares issuable upon exercise of a Series M Warrant; (g) up to 767,000 shares issuable upon exercise of a Series N Warrant; (h) up to 427,000 shares issuable upon exercise of a Series O Warrant; (i) up to 213,500 shares issuable upon exercise of a Series P Warrant; (j) up to 468,750 shares issuable upon exercise of a Series Q Warrant; (k) up to 468,750 shares issuable upon exercise of a Series R Warrant; (l) 2,714,235 shares issuable upon conversion of the 2015 Loan Agreement; and (m) up to 2,714,235 shares issuable upon exercise of a warrant issuable upon conversion of the 2015 Loan Agreement (assuming the 2015 Loan Agreement was converted as of November 9, 2016, at a conversion price of $1.37. As of the date of this report we have not received a notice of conversion from Kalen Capital Corporation). For tax purposes, Kalen Capital Corporation has assigned all of the Company's debt and equity securities owned by it to Kalen Capital Holdings LLC, a wholly owned subsidiary.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS
AND CERTAIN CONTROL PERSONS

We do not have a formal written policy for the review and approval of transactions with related parties. However, our Code of Ethics and Corporate Governance Principles require actual or potential conflict of interest to be reported to the Board. Our employees are expected to disclose personal interests that may conflict with ours and they may not engage in personal activities that conflict with their responsibilities and obligations to us. Periodically, we inquire as to whether or not any of our Directors have entered into any transactions, arrangements or relationships that constitute related party transactions. If any actual or potential conflict of interest is reported, our entire Board and outside legal counsel review the transaction and relationship disclosed and the Board makes a formal determination regarding each Director's independence. If the transaction is deemed to present a conflict of interest, the Board will determine the appropriate action to be taken.

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Review, Approval or Ratification of Transactions with Related Persons

Our unwritten policy with regard to transactions with related persons is that all material transactions are to be reviewed by the entire Board for any possible conflicts of interest. In the event of a potential conflict of interest, the Board will generally evaluate the transaction in terms of the following standards: (i) the benefits to us; (ii) the impact on a director's independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer; (iii) the availability of other sources for comparable products or services; (iv) the terms and conditions of the transaction; and (v) the terms available to unrelated parties or the employees generally. The Board will then document its findings and conclusion in written minutes

Transactions with Related Persons

The Board is responsible for review, approval, or ratification of "related-person transactions" involving SolarWindow Technologies, Inc. or its subsidiaries and related persons. Under SEC rules (Section 404 (a) of Regulation S-K), a related person is a director, officer, nominee for director, or 5% stockholder of the company since the beginning of the previous fiscal year, and their immediate family members. SolarWindow Technologies, Inc. is required to report any transaction or series of transactions in which the company or a subsidiary is a participant, the amount involved exceeds $120,000, and a related person has a direct or indirect material interest.

The Board has determined that, barring additional facts or circumstances, a related person does not have a direct or indirect material interest in the following categories of transactions:

•

any transaction with another company for which a related person's only relationship is as an employee (other than an executive officer), director, or beneficial owner of less than 10% of that company's shares, if the amount involved does not exceed the greater of $1 million or 2% of that company's total annual revenue;

•	compensation to executive officers determined by the Board;
•	compensation to directors determined by the Board;
•	transactions in which all security holders receive proportional benefits; and
•	banking-related services involving a bank depository of funds, transfer agent, registrar, trustee under a trust indenture, or similar service.

The Board reviews transactions involving related persons who are not included in one of the above categories and makes a determination whether the related person has a material interest in a transaction and may approve, ratify, rescind, or take other action with respect to the transaction in its discretion. The Board reviews all material facts related to the transaction and takes into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances; the extent of the related person's interest in the transaction; and, if applicable, the availability of other sources of comparable products or services.

The following are related party transactions for the fiscal years ended August 31, 2016 and 2015 and the subsequent period through the date hereof:

On October 7, 2013, we entered into the 2013 Loan Agreement with KCC. On November 10, 2014, we entered into the 2015 Loan Agreement resulting in the extension of the 2013 Note’s maturity date to December 31, 2015 and the issuance of a Series J Warrant to purchase 3,110,378 shares of our common stock and a Series K Warrant to purchase 3,110,378 shares of our common stock. On December 31, 2015, we entered into the 2015 Second Amended Loan Agreement with the Investor resulting in the extension of the 2013 Note’s maturity date to December 31, 2017 and the issuance of a Series N Warrant to purchase 767,000 shares of our common stock. Additionally, as consideration for KCC agreeing to extend the 2013 Note maturity date to December 31, 2017, we extended the maturity date of the Series I Warrant to purchase 921,875 shares of common stock from October 6, 2018 to December 31, 2020, and extended the maturity date of the Series J Warrant to purchase 3,110,378 shares of common stock and Series K Warrant to purchase 3,110,378 shares of common stock from November 9, 2019 to December 31, 2020.

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On March 4, 2015, we entered into the Bridge Loan Agreement with 1420468 Alberta Ltd. (which has since been amalgamated into KCC) (“Creditor”) pursuant to which we borrowed $600,000 at an annual interest rate of 7%, compounded quarterly, with a default rate of 15%. The March 2015 Loan was evidenced by a promissory note with an initial maturity date of the earlier of: (a) the closing of any equity financing in excess of $600,000, or (b) September 4, 2015. In connection with the Bridge Loan Agreement, we issued a Series L Stock Purchase Warrant to purchase up to 500,000 shares of our common stock, which was initially exercisable from September 5, 2015 through March 4, 2020, with an exercise price of $1.20. On December 7, 2015, the Creditor agreed to extend the maturity date of the March 2015 Loan from September 4, 2015 to December 31, 2016. As we issued the Creditor a Series M Stock Purchase Warrant to purchase 100,000 shares of our common stock through December 7, 2020, at an exercise price of $2.34 per share.

On December 7, 2015, we entered into a Bridge Loan Agreement with KCC pursuant to which we borrowed $550,000. As a condition to KCC’s entry into the December 2015 Loan Agreement, we issued KCC a Series M Stock Purchase Warrant to purchase up to 275,000 shares of our common stock for a period of five years, with an exercise price of $2.34. Additionally, as consideration for KCC agreeing to extend the 2013 Note maturity date to December 31, 2017, we extended the maturity date of the Series M Warrant to purchase 275,000 shares of common stock from December 7, 2020 to December 31, 2020.

During the year ended August 31, 2016, KCC purchased 250 PPM Units related to the Offering resulting in us receiving $775,000. Additionally, KCC converted $548,700 of principal owed under the December 2015 Loan Agreement in exchange for 177 PPM Units. As a result, we issued 427,000 shares of common stock, 427,000 Series O Warrants, and 213,500 Series P Warrants.

During the year ended August 31, 2016, KCC purchased 468,750 units under the June 2016 Private Placement resulting in the Company receiving $1,500,000 and issuing 468,750 shares of common stock, 468,750 Series Q Warrants, and 468,750 Series R Warrants.

During the year ended August 31, 2015, we received $765,156 upon KCC’s exercise of 921,875 Series H Warrants, for an equal number of shares, originally issued on February 1, 2013 pursuant to the Company’s $1.2 million self-directed financing.

The law firm of Sierchio & Partners, LLP (formerly Sierchio & Company, LLP), of which Joseph Sierchio, one of our directors, was a principal, provided us counsel since our inception. During the years ended August 31, 2016 and 2015, the law firm of Sierchio & Partners, LLP provided $291,951 and $235,459, respectively, of legal services. At August 31, 2016, we owed Sierchio & Partners, LLP $53,467 which is included in accounts payable.

DESCRIPTION OF OUR SECURITIES

Our authorized capital stock consists of 300,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.10 per share. As of the date of this prospectus there were 28,666,741 shares of our common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Common Stock

Subject to any special voting rights of any series of preferred stock that we may issue in the future, each holder is entitled to one vote for each share held on all matters to be voted upon by the stockholders, including the election of directors. The shares of common stock do not have cumulative voting rights. This means that the holders of more than 50% of the shares of common stock can elect all of our directors, subject to the rights of any outstanding series of preferred stock.

The holders of common stock are entitled to receive a pro-rata share of dividends, if any, as may be declared from time to time by the board out of funds legally available for the payment of dividends, subject to any preferential dividend rights of any outstanding series of preferred stock.

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In the event of our liquidation, dissolution, or winding up, the holders of common stock are entitled to share pro-rata in all assets remaining after payment of our liabilities and subject to the prior rights of any outstanding series of preferred stock. Shares of common stock have no preemptive, conversion, or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.

Preferred Stock

Our Board is authorized, subject to certain limitations prescribed by law, without further stockholder approval, to issue from time to time up to an aggregate of 1,000,000 shares of preferred stock in one or more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each such series thereof, including the dividend rights, dividend rates, conversion rights, voting rights and terms of redemption of shares constituting any series or designations of such series The rights of holders of our common stock may be subject to, and adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change of control and may adversely affect the voting and other rights of holders of our common stock.

Warrants

As of the date of this prospectus, we have issued the following warrants: (a) a Series I Warrant exercisable for 921,875 shares at $1.37 per share through December 31, 2020; (b) a Series J Warrant exercisable for 3,110,378 shares at $1.12 per share through December 31, 2020; (c) a Series K Warrant exercisable for 3,110,378 shares at $1.20 per share through December 31, 2020; (d) a Series L Warrant exercisable for 500,000 shares at $1.20 per share through December 7, 2020; (e) a Series M Warrant exercisable for 375,000 shares at $2.34 per share through December 7, 2020; (f) a Series N Warrant exercisable for 767,000 shares at $3.38 per share through December 31, 2020; (g) Series O Warrants exercisable for 618,000 shares at $3.10 per share through October 31, 2017; (h) Series P Warrants exercisable for 309,000 shares at $3.70 per share through April 30, 2018; (i) Series Q Warrants exercisable for 937,500 shares at $3.20 per share through June 20, 2019; and (j) Series R Warrants exercisable for 937,500 shares at $4.00 per share through June 20, 2021. Other than the Series O and Series P Warrants, all other warrants may be exercised on a cashless basis.

Options

As of the date of this prospectus, there are options outstanding to purchase an aggregate of 625,001 shares of our common stock issued to various persons and entities at prices ranging between $0.80 and $5.94, of which 112,501 have vested and are exercisable. If issued, the shares underlying these options would increase the number of shares of our common stock currently outstanding and will dilute the holdings and voting rights of our then-existing shareholders.

Debt

On October 7, 2013, we issued the Convertible Note evidencing a $3,000,000 loan made to us by KCC. Pursuant to the terms of the Convertible Note, as amended by the Amended BLA, KCC may elect, in its sole discretion, to convert all or any portion of the outstanding principal amount of the loan, and any or all accrued and unpaid interest due thereon, into the Units, with each Unit consisting of (a) one share of common stock and (b) one warrant allowing KCC to purchase one share of common stock. The Units are convertible at a unit price equal to the lesser of (1) $1.37, or (2) seventy percent (70%) of the 20 day average closing price of the common stock as quoted on the OTCQB as of the last trading date prior to the date of exercise, subject to a floor of $1.00.

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On November 10, 2014, we entered into the Amended BLA with KCC pursuant to which KCC agreed to extend the maturity date of the Convertible Note from October 6, 2014 to December 31, 2015, for which we issued to KCC a Series J Warrant to purchase 3,110,378 shares of our common stock at a price of $1.12 per share through November 9, 2019 and a Series K Warrant to purchase 3,110,378 shares of our common stock at a price of $1.20 per share through November 9, 2019 and amended the terms of the Units issuable upon exercise of the Convertible Note to include warrant, which allows the holder to purchase shares of our common stock at a price equal to sixty percent (60%) of the 20 day average closing price of our common stock as quoted on the OTCQB as of the last trading date prior to the date of for a period of five (5) years after the date of issuance. Each of the warrants are exercisable on a cashless basis. On December 31, 2015, we entered into a Second Amended Bridge Loan Agreement with KCC pursuant to which we and KCC extended the maturity date of the loan to December 31, 2017. As consideration for KCC agreeing to extend the maturity date to December 31, 2017, we issued a Series N Warrant to purchase 767,000 shares of common stock at an exercise price of $3.38 through December 31, 2020 and extended the maturity date of all of KCC’s then outstanding warrants to December 31, 2017.

On March 4, 2015, we entered into a Bridge Loan Agreement with 1420468 Alberta Ltd. pursuant to which we borrowed $600,000 at an annual interest rate of 7% (the "March 2015 Loan"), compounded quarterly. The March 2015 Loan was evidenced by a promissory note with a maturity date of the earlier of: (a) the closing of any equity financing by the Company in excess of $600,000, or (b) September 4, 2015. As a condition to entry into the Bridge Loan Agreement, we issued a Series L Warrant to purchase up to 500,000 shares of the our common stock, which are exercisable from September 5, 2015 through March 4, 2020, with an exercise price of $1.20. On December 7, 2015, we entered into an amendment to the March 2015 Loan pursuant to which the maturity date of the loan was extended to December 31, 2016. As consideration we issued a Series M Warrant allowing the holder to purchase up to 100,000 shares of our common stock through December 7, 2020, at an exercise price of $2.34 per share; the Series M Warrant contains a provision allowing the holder to exercise the Series M Warrant on a cashless basis as further set forth therein. We also agreed to extend the termination date of 1420468 Alberta Ltd.'s currently outstanding warrants to December 7, 2020. Effective as of December 31, 2015, 1420468 Alberta Ltd. was amalgamated into KCC with KCC being the surviving entity; all shares and warrants previously owned by 1420468 Alberta Ltd. are owned by KCC.

On December 7, 2015, we entered into a Bridge Loan Agreement (the “December 2015 Loan Agreement”) with KCC. Pursuant to the December 2015 Loan Agreement, we received advances of $400,000 on October 7, 2015 and $150,000 on December 22, 2015. The December 2015 Loan was evidenced by a promissory note with an annual interest rate of 10% (default rate of 18%), compounded quarterly, and an initial maturity date of the earlier of: (a) the closing of any equity financing by the Company in excess of $3,000,000, or (b) September 1, 2016. The December 2015 Loan was initially convertible at any time into shares of common stock at a conversion price equal to 85% of the thirty day volume weighted average price of our common stock. In connection with the December 2015 Loan Agreement, we issued the Investor a Series M Warrant to purchase up to 275,000 shares of our common stock for a period of five years, with an exercise price of $2.34. On March 31, 2016, KCC was issued 177,000 shares of common stock, a Series O Warrant to purchase up to 177,000 shares of common stock and a Series P Warrant to purchase up to 88,500 shares of common stock from the conversion of $548,700 of the principal owed under the December 2015 Loan Agreement resulting in a remaining balance of $18,146. The remaining balance was evidenced by a new promissory note (the “March 2016 Note”) dated March 31, 2016. The March 2016 Note accrued interest at 10% and was due September 1, 2016. The March 2016 Note was repaid on November 14, 2016. As consideration for KCC agreeing to extend the 2013 Note maturity date to December 31, 2017, we extended the expiration date of KCC’s Series M Warrant from December 7, 2020 to December 31, 2020.

Shares Eligible for Resale

A liquid trading market for our common stock may not develop or be sustained after the completion of this offering. Future sales of substantial amounts of common stock, including shares of common stock issued upon exercise of outstanding options and exercise of the warrants offered in this Prospectus in the public market after this offering or the anticipation of those sales could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through sales of our equity securities.

Rule 144

As of the date of this prospectus there were 28,666,741 shares of our common stock issued and outstanding, of which 8,669,952 shares are deemed "restricted securities," within the meaning of Rule 144. Absent registration under the Securities Act, the sale of such shares is subject to Rule 144, as promulgated under the Securities Act.

47

In general, under Rule 144, subject to the satisfaction of certain other conditions, a person deemed to be one of our affiliates, who has beneficially owned restricted shares of our common stock for at least one year is permitted to sell in a brokerage transaction, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or, if our common stock is quoted on a stock exchange, the average weekly trading volume during the four calendar weeks preceding the sale, if greater.

Rule 144 also permits a person who presently is not and who has not been an affiliate of ours for at least three months immediately preceding the sale and who has beneficially owned the shares of common stock for at least nine months to sell such shares without restriction other than the requirement that there be current public information as set forth in Rule 144. To the extent that Rule 144 is otherwise available, this provision is currently applicable to all of the restricted shares. If a non-affiliate has held the shares for more than one year, such person may make unlimited sales pursuant to Rule 144 without restriction.

The possibility that substantial amounts of our common stock may be sold under Rule 144 into the public market may adversely affect prevailing market prices for the common stock and could impair our ability to raise capital in the future through the sale of equity securities. Please refer to "Risk Factors."

THE SELLING STOCKHOLDER

The following table presents information regarding the Selling Stockholder. The Selling Stockholder may sell up to 6,000,000 shares of common stock. The percentage of outstanding shares beneficially owned is based on 28,666,741 shares of common stock issued and outstanding as of the date of this prospectus, subject to the information set forth in the footnotes to the table. Information with respect to beneficial ownership is based upon information provided to us by the Selling Stockholder. Except as may be otherwise described below, to the best of our knowledge, the named Selling Stockholder beneficially owns and has sole voting and investment authority as to all of the shares set forth opposite its name. The Selling Stockholder is not known to us to be a registered broker-dealer or an affiliate of a registered broker-dealer. The Selling Stockholder has acquired its shares solely for investment and not with a view to or for resale or distribution of such securities.

Selling Stockholder	# of Shares Beneficially Owned Prior to the Offering		% of Issued and Outstanding Shares Owned Prior to the Offering (1)	# of Shares Registered and to be Sold in this Offering (2)	# of Shares Beneficially Owned After this Offering (2)		% of Issued and Outstanding Shares Owned After this Offering (2)
Kalen Capital Holdings LLC (3)	29,042,546	(4)	65.33	6,000,000	24,620,160	(5)	53.48	(6)
Total	29,042,546			6,000,000	24,620,160

__________

(1) Calculated pursuant to Rule 13d-3(d) of the Exchange Act. Beneficial ownership is calculated based on 28,666,741 shares of common stock issued and outstanding as of the date of this prospectus. Under Rule 13d-3(d) of the Exchange Act, shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.

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Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding as of the date of this prospectus.

(2) The Selling Stockholder may offer and sell, from time to time, any or all of our common stock issued to them and registered for resale. Because the Selling Stockholder may offer all or only some portion of the 6,000,000 shares of common stock registered, no exact number can be given as to the amount or percentage of these shares of common stock that will be held by the Selling Stockholder upon termination of the offering. We can only make estimates and assumptions. The number of shares listed in the category entitled "% of Issued and Outstanding Shares Owned After This Offering," in the table above, represent an estimate of the number of shares of common stock that will be held by the Selling Stockholder after the offering. To arrive at this estimate, we have assumed that the Selling Stockholder will sell all of the shares to be registered pursuant to this offering and will not be disposing or acquiring any additional shares. Please refer to "Plan of Distribution."

(3) Kalen Capital Holdings LLC (“KCH”) is a wholly owned subsidiary of Kalen Capital Corporation (“KCC”), a private Alberta corporation wholly owned by Mr. Harmel Rayat (our former director and officer). In such capacity, Mr. Rayat may be deemed to have beneficial ownership of these shares. The number of shares reflected above is as of November 9, 2016, based upon the review of our transfer records as of said date and information provided to us by KCC and includes: (a) 13,251,445 shares owned by KCC and its wholly owned subsidiary; (b) up to 921,875 shares issuable upon exercise of a Series I Warrant; (c) 3,110,378 shares issuable upon exercise of a Series J Warrant; (d) up to 3,110,378 shares issuable upon exercise of a Series K Warrant; (e) up to 500,000 shares issuable upon exercise of a Series L Warrant; (f) up to 375,000 shares issuable upon exercise of a Series M Warrant; (g) up to 767,000 shares issuable upon exercise of a Series N Warrant; (h) up to 427,000 shares issuable upon exercise of a Series O Warrant; (i) up to 213,500 shares issuable upon exercise of a Series P Warrant; (j) up to 468,750 shares issuable upon exercise of a Series Q Warrant; (k) up to 468,750 shares issuable upon exercise of a Series R Warrant; (l) 2,714,235 shares issuable upon conversion of the 2015 Loan Agreement; and (m) up to 2,714,235 shares issuable upon exercise of a warrant issuable upon conversion of the 2015 Loan Agreement (assuming the 2015 Loan Agreement was converted as of November 9, 2016, at a conversion price of $1.37. As of the date of this prospectus supplement we have not received a notice of conversion from KCC). For tax purposes, all of the debt and equity securities of the Company owned by KCC have been assigned to KCH.

(4) KCH's beneficial ownership and ownership percentage have been calculated in accordance with Rule 13d-3(c) of the Exchange Act, which provides that all securities of the same class beneficially owned by a person, regardless of the form which such beneficial ownership takes, shall be aggregated in calculating the number of shares beneficially owned by such person; accordingly, all shares of KCH and KCC have been aggregated for purposes hereof. KCH's beneficial ownership and beneficial ownership percentage have been calculated in accordance with Rule 13d-3(d) of the Exchange Act by adding all of the shares KCC and its affiliates currently own (13,251,445) to the number of shares issuable to KCC upon exercise of all of their outstanding warrants (Series I – R Warrants =10,362,631) and conversion privileges (shares issuable as part of the units upon conversion of the Convertible Note + shares issuable upon exercise of the warrants included as part of the units = 5,428,470), resulting in beneficial ownership of 29,042,546 shares of our common stock, which is then divided by the number of shares of our common stock that would be outstanding upon the exercise of all of KCC's warrants and conversion privileges (28,650,341 shares currently outstanding + an additional 15,791,101 shares that would be outstanding upon exercise of all KCC's outstanding warrants and conversion of the Convertible Note and exercise of the warrant issuable upon conversion of the Convertible Note). Accordingly, (29,042,546)/(44,457,842) = 65.33%.

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(5) The 1,577,614 share increase between the number of shares beneficially owned by KCH prior to the offering and the number of shares beneficially owned by KCH after the offering is the result of the difference between the number of shares KCH beneficially owns upon conversion of the Convertible Note and all interest due thereon as of November 9, 2016, at a conversion price of $1.37, which would result in the issuance of: (i) 2,714,235 shares of common stock and (ii) a warrant exercisable for up to 2,714,235 shares of common stock and the number shares KCH would beneficially own upon conversion of the Convertible Note and all interest due thereon as of December 31, 2015, its original maturity date, at a conversion price of $1.00, which would have resulted in the issuance of: (i) 3,503,042 shares of common stock and (ii) a warrant exercisable for up to 3,503,042 shares of common stock ((3,503,042 - 2,714,235) * 2).

(6) The registration statement of which this prospectus supplement is a part of is registering for resale up to 3,503,042 shares our common stock, representing the maximum number of shares issuable to KCC upon conversion of the Convertible Note and all interest due thereon at its original maturity date of December 31, 2015 (the Convertible Note has since been extended to December 31, 2017), at its floor price of $1.00 and an additional 2,496,958 shares of our common stock currently owned by KCC and KCH. Assuming, KCC elected to convert the Convertible Note on its original maturity date at the floor price of $1.00, we would have issued to KCC 3,503,042 shares of our common stock and a warrant exercisable for up to 3,503,042 shares of common stock. Accordingly, if KCH sells all of the shares registered for resale on its behalf pursuant hereto, and assuming that KCC/KCH does not dispose of or acquire any additional shares other than those currently beneficially owned by it, upon completion of the offering KCC and its affiliates will be the beneficial owners of 24,620,160 shares of our common stock (13,251,445 shares currently owed + 3,503,042 shares issuable upon conversion of the Convertible Note- 6,000,000 shares to be sold pursuant to this offering = 10,754,487 shares + 10,362,631 shares issuable upon exercise of outstanding Series I – R Warrants owned by KCC + 3,503,042 shares the warrant issuable upon exercise of the warrant included as part of the unit issuable upon conversion of the Convertible Note = 24,620,160). Pursuant to Rule 13d-3(d) of the Exchange Act, shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, accordingly, there will be 46,019,056 shares issued and outstanding for determining KCH's beneficial ownership (28,666,741 shares currently issued and outstanding + 3,503,042 shares issuable upon conversion of the Convertible Note + 13,865,673 shares issuable upon exercise of KCC's outstanding warrants and the warrant issuable upon conversion of the Convertible Note). By dividing the number of shares beneficially owned by KCH upon completion of the offering (24,620,160) by the number of shares that would be outstanding upon completion of the offering (46,035,456); the result is 53.48%.

Other than the relationships described in the table and footnotes and elsewhere in this prospectus, the Selling Stockholder has not had or have any material relationship with our company or any of its affiliates within the past three years. The Selling Stockholder is not a broker-dealer or an affiliate of a broker-dealer.

We may require the Selling Stockholder to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

PLAN OF DISTRIBUTION

The Selling Stockholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the OTCQB or any other inter-dealer quotation system, stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•	broker-dealers may agree with the Selling Stockholder to sell a specified number of such shares at a stipulated price per share;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

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The Selling Stockholder may also sell shares under Rule 144, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA NASD Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASD IM-2440.

In connection with the sale of the common stock or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholder may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholder and any broker-dealers or agents that are involved in selling the Shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Shares. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because the Selling Stockholder may be deemed to be an "underwriter" within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholder.

Pursuant to the terms of the Registration Rights Agreement, we agreed to register for resale all of the shares owned by the Selling Stockholder, including shares issuable upon exercise of warrants owned as of October 7, 2014 and to keep the registration statement, of which this prospectus is a part of, until the earlier of: (a) the date the investor's securities have been sold in accordance with Rule 144; (b) such securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 as set forth in a written opinion letter to such effect, addressed, delivered and acceptable to our transfer agent as reasonably determined by us, upon the advice of our counsel; or (c) such securities have otherwise been disposed of by the investor pursuant to an exemption from the registration requirements of the Securities Act. We further provided the Selling Stockholder with demand registration rights and our failure to file any required registration statements would result in penalties requiring us to issue additional shares of common stock, as further set forth in the Registration Rights Agreement. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

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Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholder or any other person. We will make copies of this prospectus available to the Selling Stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the shares of common stock offered hereby have been passed upon for SolarWindow Technologies, Inc. by Sierchio & Partners, LLP, 430 Park Avenue, 7th Floor, New York, New York 10022. Joseph Sierchio, a former member of Sierchio & Partners, LLP, is one of our directors and the beneficial owner of 167,568 shares of our common stock.

EXPERTS

Our consolidated financial statements for the fiscal years ended August 31, 2016 and 2015, appearing herein, have been audited by Peterson Sullivan, LLP, an independent registered public accounting firm, as set forth in its report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file periodic reports with the SEC, including quarterly reports and annual reports which include our audited financial statements. This registration statement, including exhibits thereto, and all of our periodic reports may be inspected without charge at the Public Reference Room maintained by the SEC at 100 F Street, NE, Washington, D.C. 20549. You may obtain copies of the registration statement, including the exhibits thereto, and all of our periodic reports after payment of the fees prescribed by the SEC. For additional information regarding the operation of the Public Reference Room, you may call the SEC at 1-800-SEC-0330. The SEC also maintains a website which provides on-line access to reports and other information regarding registrants that file electronically with the SEC at the address: http://www.sec.gov. In addition, you may request a copy of any of our periodic reports filed with the Securities and Exchange Commission at no cost, by writing us at: SolarWindow Technologies, Inc., 10632 Little Patuxent Parkway, Suite 406 Columbia, Maryland 21044, or telephoning us at: (800) 213-0689.

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53

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

SolarWindow Technologies, Inc.

Columbia, Maryland

We have audited the accompanying consolidated balance sheets of SolarWindow Technologies, Inc. and Subsidiaries ("the Company") as of August 31, and , and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of New Energy Technologies, Inc. and Subsidiaries as of August 31, and , and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company does not have positive cash flows from operating activities and has a substantial retained deficit. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ PETERSON SULLIVAN LLP

Seattle, Washington

November 21, 2016

F-1

SOLARWINDOW TECHNOLOGIES, INC.
CONSOLIDATED BALANCE SHEETS
AUGUST 31, 2016 AND 2015

	August 31,
	2016	2015
ASSETS
Current assets
Cash and cash equivalents	$2,509,215	$228,465
Deferred research and development costs	349,302	106,135
Prepaid expenses and other current assets	15,752	21,152
Total current assets	2,874,269	355,752

Equipment, net of accumulated depreciation of $39,255 and $27,751, respectively	21,331	30,535
Total assets	$2,895,600	$386,287

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities
Accounts payable	$184,743	$97,438
Interest payable to related party	66,401	443,498
Bridge note payable to related party, net of discount of $74,702 and $6,516	525,298	593,484
Convertible promissory notes payable to related party, net of discount of $0 and $879,808	18,146	2,120,192
Total current liabilities	794,588	3,254,612

Convertible promissory notes payable to related party, net of discount of $1,650,120	1,349,880	-
Interest payable to related party	669,244	-
Total liabilities	2,813,712	3,254,612

Commitments and contingencies

Stockholders' equity (deficit)
Preferred stock: $0.10 par value; 1,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock: $0.001 par value; 300,000,000 shares authorized, 28,500,221 and 26,572,615 shares issued and outstanding at August 31, 2016 and 2015	28,500	26,572
Additional paid-in capital	33,729,715	26,144,117
Retained deficit	(33,676,327)	(29,039,014)
Total stockholders' equity (deficit)	81,888	(2,868,325)
Total liabilities and stockholders' equity (deficit)	$2,895,600	$386,287

(The accompanying notes are an integral part of these consolidated financial statements)

F-2

SOLARWINDOW TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED AUGUST 31, 2016 AND 2015

	Years Ended August 31,
	2016	2015

Revenue	$-	$-

Operating expense
Selling, general and administrative	2,318,443	2,432,158
Research and development	822,922	683,132
Total operating expense	3,141,365	3,115,290

Loss from operations	(3,141,365)	(3,115,290)

Other income (expense)
Interest expense	(308,983)	(250,348)
Accretion of debt discount	(2,335,954)	(4,727,106)
Change in fair value of derivative liability	1,714,395	-
Loan conversion inducement expense	(565,406)	-
Total other income (expense)	(1,495,948)	(4,977,454)

Net loss	$(4,637,313)	$(8,092,744)

Basic and Diluted Loss per Common Share	$(0.17)	$(0.32)

Weighted average number of common shares outstanding - basic and diluted	27,295,540	25,131,836

(The accompanying notes are an integral part of these consolidated financial statements)

F-3

SOLARWINDOW TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE YEARS ENDED AUGUST 31, 2016 AND 2015

			Additional		Total
	Common Stock		Paid-in	Retained	Stockholders'
	Shares	Amount	Capital	Deficit	Equity (Deficit)
Balance, August 31, 2014	24,306,612	$24,306	$20,872,345	$(20,946,270)	$(49,619)

Stock based compensation related to restricted stock issuance	60,000	60	83,940	-	84,000
Stock based compensation due to common stock purchase options	-	-	436,774	-	436,774
Exercise of Series G warrants	454,787	455	(455)	-	-
Exercise of Series H warrants	1,751,216	1,751	1,451,763	-	1,453,514
Discount on convertible promissory note due to detachable warrants	-	-	3,000,000	-	3,000,000
Discount on $600,000 bridge loan due to detachable warrants	-	-	299,750	-	299,750
Net loss for the year ended August 31, 2015	-	-	-	(8,092,744)	(8,092,744)
Balance, August 31, 2015	26,572,615	26,572	26,144,117	(29,039,014)	(2,868,325)

Stock based compensation related to restricted stock issuance	90,000	90	337,410	-	337,500
Exercise of stock options	282,106	282	(282)	-	-
February 2016 Private Placement units issued	618,000	619	2,480,587	-	2,481,206
February 2016 Private Placement derivative liability at inception	-	-	(1,714,395)	-	(1,714,395)
June 2016 Private Placement units issued	937,500	937	2,999,063	-	3,000,000
Stock based compensation due to common stock purchase options	-	-	308,763	-	308,763
Discount on convertible promissory note due to detachable warrants	-	-	3,008,812	-	3,008,812
Discount on convertible promissory note due to beneficial conversion feature	-	-	165,640	-	165,640
Net loss for the year ended August 31, 2016	-	-	-	(4,637,313)	(4,637,313)
Balance, August 31, 2016	28,500,221	$28,500	$33,729,715	$(33,676,327)	$81,888

(The accompanying notes are an integral part of these consolidated financial statements)

F-4

SOLARWINDOW TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED AUGUST 31, 2016 AND 2015

	Years Ended August 31,
	2016	2015
Cash flows from operating activities
Net loss	$(4,637,313)	$(8,092,744)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	11,504	9,623
Stock based compensation expense	646,263	520,774
Change in fair value of derivative liability	(1,714,395)	-
Loan conversion inducement expense	565,406	-
Accretion of debt discount	2,335,954	4,727,106
Changes in operating assets and liabilities:
Decrease (increase) in deferred research and development costs	(243,167)	43,865
Decrease (increase) in prepaid expenses and other current assets	5,400	(6,895)
Increase (decrease) in accounts payable	87,305	(46,801)
Increase (decrease) in interest payable	308,983	250,347
Net cash used in operating activities	(2,634,060)	(2,594,725)

Cash flows from investing activity
Purchase of equipment	(2,300)	(15,561)
Net cash used in investing activity	(2,300)	(15,561)

Cash flows from financing activities
Proceeds from the issuance of equity securities	4,367,100	1,453,514
Proceeds from promissory notes	550,010	600,000
Net cash provided by financing activities	4,917,110	2,053,514

Change in cash and cash equivalents	2,280,750	(556,772)

Cash and cash equivalents at beginning of period	228,465	785,237

Cash and cash equivalents at end of period	$2,509,215	$228,465
Supplemental disclosure of cash flow information:
Interest paid in cash	$-	$-
Income taxes paid in cash	$-	$-

Supplemental disclosure of non-cash transactions:
Debt discount recorded for value of warrants issued and/or modified	$3,008,812	$3,299,750
Debt discount recorded for beneficial conversion feature	$165,640	$-
Common stock issued for conversion of note payable	$548,700	$-
Derivative liability recorded from the sale of equity securities	$1,714,395	$-

(The accompanying notes are an integral part of these consolidated financial statements)

F-5

SOLARWINDOW TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED AUGUST 31, 2016 AND 2015

NOTE 1 – Organization and Going Concern

Organization

SolarWindow Technologies, Inc. (the “Company”) was incorporated in the State of Nevada on May 5, 1998, under the name “Octillion Corp.” On December 2, 2008, the Company amended its Articles of Incorporation to effect a change of name to New Energy Technologies, Inc. Effective as of March 9, 2015, the Company amended its Articles of Incorporation to change its name to SolarWindow Technologies, Inc. The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, KEC and New Energy Solar.

KEC was incorporated on June 19, 2008, in the State of Nevada and holds the patents related to the Company’s MotionPower™ technology. The Company’s business activities related to the MotionPower™ technology are conducted through KEC.

New Energy Solar was incorporated on February 9, 2009, in the State of Florida and entered into agreements with The University of South Florida Research Foundation (“USF”) to sponsor research related to the Company’s SolarWindow™ technology. On February 18, 2015, the Company terminated the license agreement entered into with USF which originated on June 21, 2010.

On March 9, 2015, the Company changed its name to “SolarWindow Technologies, Inc.” to align the company name with its brand identity. The Company’s ticker symbol changed to WNDW.

The Company has been developing two sustainable electricity generating systems. These novel technologies are branded as SolarWindow™ and MotionPower™. On March 2, 2015, the Company announced its exclusive focus on SolarWindow™.

The Company’s SolarWindow™ technology provides the ability to harvest light energy from the sun and artificial sources and generate electricity from a transparent coating of organic photovoltaic solar cells. The Company’s SolarWindow™ transparent electricity generating coatings are the subject of patent pending technologies. Initially being developed for application on glass surfaces, SolarWindow™ coatings could potentially be used on any of the more than 85 million commercial and residential buildings in the United States alone.

The Company’s SolarWindow™ product development programs involve ongoing research and development efforts, and the commitment of significant resources to support the extensive invention, design, engineering, testing, prototyping, and intellectual property initiatives carried-out by its contract engineers, scientists, and consultants. As such, the Company’s activities are subject to significant risks and uncertainties, including failing to secure additional funding to commercialize the Company’s SolarWindow™ technology before another company develops a similar technology and products.

Going Concern

The Company does not have any commercialized products and has not generated any revenue since inception. The Company has a retained deficit of $33,676,327 and cash of $2,509,215 as of August 31, 2016, and does not have positive cash flows from operating activities. The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplates continuation of the Company as a going concern, which is dependent upon the Company’s ability to establish itself as a profitable business.

F-6

Based upon its current and near term anticipated level of operations and expenditures, the Company believes that cash on hand should be sufficient to enable it to continue operations through June 2017.

If adequate funds are not available on reasonable terms, or at all, it would result in a material adverse effect on the Company’s business, operating results, financial condition and prospects. In particular, the Company may be required to delay, reduce the scope of or terminate its research programs, sell rights to its SolarWindow™ technology and/or MotionPower™ technology or other technologies or products based upon such technologies, or license the rights to such technologies or products on terms that are less favorable to the Company than might otherwise be available.

In view of these conditions, the ability of the Company to continue as a going concern is in substantial doubt and dependent upon achieving a profitable level of operations and on the ability of the Company to obtain necessary financing to fund ongoing operations. These consolidated financial statements do not give effect to any adjustments which will be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts different from those reflected in the accompanying consolidated financial statements.

NOTE 2 – Summary of Significant Accounting Policies

Principles of Consolidation

These consolidated financial statements presented are those of the Company and its wholly owned subsidiaries, KEC, and New Energy Solar. All significant intercompany balances and transactions have been eliminated.

Estimates

The preparation of the Company’s consolidated financial statements requires management to make estimates and use assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses. These estimates and assumptions are affected by management’s application of accounting policies. On an on-going basis, the Company evaluates its estimates. Actual results and outcomes may differ materially from these estimates and assumptions.

Cash and Cash Equivalents

Cash and cash equivalents includes highly liquid investments with original maturities of three months or less. The Company has amounts deposited with financial institutions in excess of federally insured limits.

Property, Plant, and Equipment

Fixed assets are carried at cost, less accumulated depreciation and amortization. Major improvements are capitalized, while repair and maintenance are expensed when incurred. Renewals and betterments that materially extend the life of the assets are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

F-7

Depreciation is computed on a straight-line basis over estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

Estimated
Useful Lives
Office equipment	3-5 years
Furniture & equipment	5 - 7 years

Fair Value Measurement

The Company measures fair value as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the reporting date. The Company utilizes a three-tier hierarchy which prioritizes the inputs used in the valuation methodologies in measuring fair value:

Level 1. Valuations based on quoted prices in active markets for identical assets or liabilities that an entity has the ability to access. The Company has no assets or liabilities valued with Level 1 inputs.

Level 2. Valuations based on quoted prices for similar assets or liabilities, quoted prices for identical assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities. The Company has no assets or liabilities valued with Level 2 inputs.

Level 3. Valuations based on inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. The Company has no assets or liabilities valued with Level 3 inputs.

Fair Value of Financial Instruments

The carrying value of cash and cash equivalents, accounts payable and interest payable approximate their fair value because of the short-term nature of these instruments and their liquidity. It is not practical to determine the fair value of the Company’s notes payable due to the complex terms. Management is of the opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments.

Research and Development

Research and development costs represent costs incurred to develop the Company’s technology, including salaries and benefits for research and development personnel, allocated overhead and facility occupancy costs, supplies, equipment purchase and repair and other costs. Research and development costs are expensed when incurred, except for nonrefundable advance payments for future research and development activities which are capitalized and recognized as expense as the related services are performed.

Stock-Based Compensation

The Company measures all employee stock-based compensation awards using a fair value method on the date of grant and recognizes such expense in its consolidated financial statements over the requisite service period. The Company uses the Black-Scholes-Merton formula to determine the fair value of stock-based compensation awards on the date of grant. The Black-Scholes-Merton formula requires management to make assumptions regarding the option lives, expected volatility, and risk free interest rates. See “NOTE 6 – Common Stock and Warrants” and “NOTE 7 - Stock Options” for additional information on the Company’s stock-based compensation plans.

F-8

Income Taxes

The Company accounts for income taxes using the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributed to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credits and loss carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences and carry-forwards are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is established when necessary to reduce deferred tax assets to amounts expected to be realized. The Company reports a liability for unrecognized tax benefits resulting from uncertain income tax positions, if any, taken or expected to be taken in an income tax return. Estimated interest and penalties are recorded as a component of interest expense or other expense, respectively.

Segment Reporting

The Company’s business is considered to be operating in one segment based upon the Company’s organizational structure, the way in which the operations are managed and evaluated, the availability of separate financial results and materiality considerations.

Net Income (Loss) Per Share

The computation of basic earnings per share (“EPS”) is based on the weighted average number of shares that were outstanding during the period, including shares of common stock that are issuable at the end of the reporting period. The computation of diluted EPS is based on the number of basic weighted-average shares outstanding plus the number of common shares that would be issued assuming the exercise of all potentially dilutive common shares outstanding using the treasury stock method. The computation of diluted net income per share does not assume conversion, exercise or contingent issuance of securities that would have an antidilutive effect on earnings per share. Therefore, when calculating EPS if the Company experienced a loss, there is no inclusion of dilutive securities as their inclusion in the EPS calculation is antidilutive. Furthermore, options and warrants will have a dilutive effect under the treasury stock method only when the average market price of the common stock during the period exceeds the exercise price of the options or warrants (they are in the money). See “NOTE 8 - Net Loss Per Share” for further discussion.

Recent Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02 amending the accounting for leases. The new guidance requires the recognition of lease assets and liabilities for operating leases with terms of more than 12 months, in addition to those currently recorded, on our consolidated balance sheets. Presentation of leases within the consolidated statements of operations and consolidated statements of cash flows will be generally consistent with the current lease accounting guidance. The ASU is effective for reporting periods beginning after December 15, 2018, with early adoption permitted. The Company does not expect this accounting update to have a material effect on its consolidated financial statements.

In April 2015, the FASB issued ASU 2015-03, Interest - Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs, which requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. This ASU requires retrospective adoption and will be effective for fiscal years beginning after December 15, 2015 and for interim periods within those fiscal years. The Company does not expect this accounting update to have a material effect on its consolidated financial statements.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers, to clarify the principles used to recognize revenue for all entities. In March 2016, the FASB issued ASU 2016-08 to further clarify the implementation guidance on principal versus agent considerations. The guidance is effective for annual and interim periods beginning after December 15, 2017, and early adoption is permitted. The Company does not expect this accounting update to have a material effect on its consolidated financial statements.

F-9

The Company reviews new accounting standards as issued. Although some of these accounting standards issued or effective after the end of the Company’s previous fiscal year may be applicable, the Company has not identified any standards that the Company believes merit further discussion. The Company believes that none of the new standards will have a significant impact on the financial statements.

NOTE 3 - Debt

December 7, 2015, $550,000 Bridge Loan

On December 7, 2015, the Company entered into a Bridge Loan Agreement (the “December 2015 Loan Agreement”) with Kalen Capital Corporation (the “Investor”). Pursuant to the December 2015 Loan Agreement, the Company received advances of $400,000 on October 7, 2015 and $150,000 on December 22, 2015 (Each advance includes an additional $5 related to wire fees). The December 2015 Loan was evidenced by a promissory note with an annual interest rate of 10% (default rate of 18%), compounded quarterly, and an initial maturity date of the earlier of: (a) the closing of any equity financing by the Company in excess of $3,000,000, or (b) September 1, 2016. The December 2015 Loan was initially convertible at any time into shares of common stock at a conversion price equal to 85% of the thirty day volume weighted average price of the Company’s common stock. In connection with the December 2015 Loan Agreement, the Company issued the Investor a Series M Stock Purchase Warrant (the “Series M Warrant”) to purchase up to 275,000 shares of the Company’s common stock for a period of five years, with an exercise price of $2.34.

The debt discount attributable to the warrants and beneficial conversion feature amounted to $458,777 (including $400,000 recognized as of October 7, 2015 and $58,777 recognized on December 22, 2015). The estimated fair value of the Series M Warrants was calculated using the Black-Scholes option pricing model and the following assumptions: market price of common stock - $3.01 per share; estimated volatility – 79%; 5-year risk free interest rate – 1.67%; expected dividend rate - 0% and expected life - 5 years. The resulting $458,777 discount was accreted through March 31, 2016.

On March 31, 2016, the Investor received 177 PPM Units (as defined below under Note 4) from the conversion of $548,700 of the principal owed under the December 2015 Loan Agreement resulting in a remaining balance of $18,146. The remaining balance was evidenced by a new promissory note (the “March 2016 Note”) dated March 31, 2016. The March 2016 Note accrued interest at 10% and was due September 1, 2016. The March 2016 Note was repaid on November 14, 2016. The PPM Units issued in exchnge for the conversion of principal owed under the December 2015 Loan Agreement contained terms that were more beneficial to the Investor resulting in the Company recognizing a loan conversion inducement expense of $36,176 related to the common stock issued and $529,230 related to the warrant component of the PPM Units (i.e., the Series O Warrant and Series P Warrant as defined below under Note 4).

As consideration for the Investor agreeing to extend the 2013 Note (defined below) maturity date to December 31, 2017 (as described below), the Company extended the expiration date of all of the Investor’s existing warrants, including the Series M Warrant maturity date from December 7, 2020 to December 31, 2020. The difference in fair value of the Series M Warrant as a result of the extension of the expiration date was immaterial.

During the year ended August 31, 2016, the Company recognized $18,076 of interest expense. During the year ended August 31, 2016, the Company recognized $458,777 of accretion related to the debt discount of the December 2015 Loan Agreement.

March 4, 2015, $600,000 Bridge Loan

On March 4, 2015, the Company entered into a Bridge Loan Agreement (the “Bridge Loan Agreement”) with 1420468 Alberta Ltd. (the “Creditor”). On or about December 31, 2015, the Creditor merged with and into the Investor. Pursuant the Bridge Loan Agreement, the Company borrowed $600,000 at an annual interest rate of 7% (the “March 2015 Loan”), compounded quarterly, with a default rate of 15%. The March 2015 Loan was evidenced by a promissory note with an initial maturity date of the earlier of: (a) the closing of any equity financing by the Company in excess of $600,000, or (b) September 4, 2015. In connection with the Bridge Loan Agreement, the Company issued Creditor a Series L Stock Purchase Warrant to purchase up to 500,000 shares of the Company’s common stock, which was initially exercisable from September 5, 2015 through March 4, 2020, with an exercise price of $1.20.

F-10

The debt discount attributable to the relative fair value of the warrants issued with the March 2015 Loan, amounted to $299,750. The estimated fair value of the Series L Warrant was $1.198 per share and was calculated using the Black-Scholes option pricing model with the following assumptions: market price of common stock - $1.78 per share; estimated volatility - 76%; risk free interest rate – 1.55%; expected dividend rate - 0% and expected life – 4.5 years. The resulting discount was accreted over the original term of the March 2015 Loan through September 4, 2015.

On December 7, 2015, Creditor agreed to extend the maturity date of the March 2015 Loan from September 4, 2015 to December 31, 2016. As consideration the Company issued Creditor a Series M Stock Purchase Warrant to purchase 100,000 shares of the Company’s common stock through December 7, 2020, at an exercise price of $2.34 per share. As a result, the Company recognized an additional debt discount for the fair value of the Series M Stock Purchase Warrant amounting to $205,800.

The fair value of the Series M Warrant was $2.058 and was calculated using the Black-Scholes option pricing model and the following assumptions: exercise price - $2.34; market price of common stock - $3.01 per share; estimated volatility - 79%; risk free interest rate - 1.67%; expected dividend rate - 0% and expected life - 5 years.

The Company recorded $33,000 as additional debt discount to recognize the increase in fair value for the extension of the expiration date of the Series L Warrant from March 4, 2020 to December 7, 2020. The increase in fair value was calculated using the Black-Scholes option pricing model and the following assumptions: exercise price - $1.20; market price of common stock - $3.01 per share; estimated volatility - 79%; risk free interest rate - 1.67%; expected dividend rate - 0% and expected life - 5 years for the new warrant and 4.24 years for the original warrant.

During the years ended August 31, 2016, the Company recognized $44,742 and $20,891, respectively, of interest expense. Accretion related to the debt discount for the March 2015 Loan, Series L Warrant and Series M Warrant amounted to $170,614 and $293,234 during the years ended August 31, 2016 and 2015, respectively.

October 7, 2013, $3,000,000 Convertible Promissory Note

On October 7, 2013, the Company entered into a Bridge Loan Agreement (the “2013 Loan Agreement”) with the Investor. Pursuant to the 2013 Loan Agreement, the Company received proceeds of $3,000,000 and issued a 7% unsecured Convertible Promissory Note (the “2013 Note”) initially due on October 6, 2014, with interest compounded quarterly and issued a Series I Stock Purchase Warrant (the “Series I Warrant”) for the purchase up to 921,875 shares of the Company’s common stock at an initial exercise price of $1.37 for a period of five years. According to the original terms of the 2013 Loan Agreement, the Investor may have elected to convert all or any portion of the outstanding principal amount of the 2013 Note, and accrued interest thereon into units, with each unit consisting of (a) one share of common stock; (b) one Series J Stock Purchase Warrant for the purchase of one share of common stock (the “Series J Warrant”); and (c) one Series K Stock Purchase Warrant for the purchase of one share of common stock (the “Series K Warrant”).

On November 10, 2014, the Company entered into an Amended Bridge Loan Agreement (the “2015 Loan Agreement”) with the Investor pursuant to which the maturity date was extended to December 31, 2015 (the “Amended Note”). According to the terms of the 2015 Loan Agreement, the Investor may elect to convert principal and accrued interest into units of the Company’s equity securities (collectively, the “Units”), with each Unit consisting of (a) one share of common stock; and (b) one Stock Purchase Warrant for the purchase of one share of common stock. The conversion price for each Unit is the lesser of (i) $1.37; or (ii) 70% of the 20 day average closing price of the Company’s common stock prior to conversion, subject to a floor of $1.00 with the exercise price of each Warrant being equal to 60% of the 20 day average closing price of the Company’s common stock prior to conversion. If issued, the Warrant included in the Units will be exercisable for a period of five years.

In order to induce the Investor to enter into the 2015 Loan Agreement and extend the maturity date to December 31, 2015, the Company issued a Series J Warrant to purchase 3,110,378 shares of its common stock at an exercise price of $1.12 and a Series K Warrant to purchase 3,110,378 shares of its common stock at an exercise price of $1.20. Each of the Series J Warrant and Series K Warrant was initially exercisable through November 9, 2019. As a result of the modification (which did not result in a gain or loss due to the related party nature of the transaction), the fair value of the Warrant amounting to $3,629,309 (limited to the $3,000,000 face value of the note) was recognized as a debt discount as of November 10, 2014.

F-11

On December 31, 2015, the Company entered into a Second Amended Bridge Loan Agreement (the “2015 Second Amended Loan Agreement”) with the Investor pursuant to which the Company and the Investor amended the 2015 Loan Agreement by amending the 2013 Note to extend the maturity date to December 31, 2017 (the “Second Amended Note”).

As consideration for the Investor agreeing to extend the 2013 Note maturity date to December 31, 2017, the Company issued a Series N Warrant and extended the maturity date of all of the Investor’s existing warrants, as described below, resulting in an additional debt discount of $2,476,875 as of December 31, 2015. The modification did not result in a gain or loss due to the related party nature of the transaction.

The Company issued a Series N Warrant to purchase 767,000 shares of common stock at an exercise price of $3.38 through December 31, 2020. The fair value of the Series N Warrant was $2.102 per share, or $1,612,234 and was calculated using the Black-Scholes option pricing model and the following assumptions: market price of common stock - $3.24 per share; estimated volatility – 82.00%; risk free interest rate - 1.76%; expected dividend rate - 0% and expected life - 5 years. As a result, the Company recorded a debt discount of $1,612,234 which is being accreted through December 31, 2017.

The maturity date of the Series I Warrant to purchase 921,875 shares of common stock was extended from October 6, 2018 to December 31, 2020. The Company recorded $233,234 as a debt discount to recognize the increase in value for the extension of the expiration date. The increase in the fair value was calculated using the Black-Scholes option pricing model and the following assumptions: exercise price - $1.37; market price of common stock - $3.24 per share; estimated volatility – 81.81%; risk free interest rate - 1.76%; expected dividend rate - 0% and expected life - 5 years as a result of the extension and 2.77 years remaining at the time of extension through December 31, 2017.

The maturity date of the Series J Warrant to purchase 3,110,378 shares of common stock was extended from November 9, 2019 to December 31, 2020. The Company recorded $304,817 as a debt discount to recognize the increase in fair value for the extension of the expiration date. The increase in fair value was calculated using the Black-Scholes option pricing model and the following assumptions: exercise price - $1.12; market price of common stock - $3.24 per share; estimated volatility – 81.81%; risk free interest rate - 1.76%; expected dividend rate - 0% and expected life - 5 years as a result of the extension and 3.86 years remaining at the time of extension. The debt discount is being accreted through December 31, 2017.

The maturity date of the Series K Warrant to purchase 3,110,378 shares of common stock was extended from November 9, 2019 to December 31, 2020. The Company recorded $326,590 as a debt discount to recognize the increasein fair value for the extension of the expiration date. The increase in fair value was calculated using the Black-Scholes option pricing model and the following assumptions: exercise price - $1.20; market price of common stock - $3.24 per share; estimated volatility – 81.81%; risk free interest rate - 1.76%; expected dividend rate - 0% and expected life - 5 years as a result of the extension and 3.86 years remaining at the time of extension. The debt discount is being accreted through December 31, 2017.

Interest expense related to the 2013 Loan Agreement, as amended, amounted to $246,637 and $229,457 during the years ended August 31, 2016 and 2015, respectively.

Accretion of the debt discount related to the 2013 Loan Agreement as amended amounted to $1,706,563 and $4,433,872 during the years ended August 31, 2016 and 2015, respectively. The remaining debt discount related to the Series N Warrants and Series I, J and K Warrant expiration date extensions totals $1,650,120 and will be amortized through December 31, 2017.

Principal maturities for notes payable for the years ending August 31 are as follows:

2017	$618,146
2018	3,000,000
Total	$3,618,146

F-12

NOTE 4 – Private Placements

June 2016 Private Placement

On June 20, 2016, the Company completed a self-directed offering of 937,500 units at a price of $3.20 per unit for $3,000,000 in aggregate proceeds (the “June 2016 Private Placement”). Each unit consisted of (a) one share of common stock; (b) one Series Q Stock Purchase Warrant to purchase one share of common stock at an exercise price of $3.20 per share through June 20, 2019; and (c) one Series R Stock Purchase Warrant to purchase one share of common stock at a price of $4.00 per share through June 20, 2021. The warrants may be exercised on a cashless basis.

The relative fair value of the common stock was estimated to be $1,338,000. The relative fair value of the Series Q Warrants and Series R Warrants was estimated to be $783,000 and $879,000, respectively, as determined based on the relative fair value allocation of the proceeds received. The Series Q Warrants were valued using the Black-Scholes option pricing model using the following variables: market price of common stock - $3.99 per share; estimated volatility – 83%; 3-year risk free interest rate – 0.87%; expected dividend rate - 0% and expected life - 3 years. The Series R Warrants were also valued using the Black-Scholes option pricing model using the following variables: market price of common stock - $3.99 per share; estimated volatility – 83%; 5-year risk free interest rate – 1.17%; expected dividend rate - 0% and expected life - 5 years.

March 2016 Private Placement

Beginning on February 18, 2016 and closing on March 31, 2016, the Company completed an offering pursuant to a Private Placement Memorandum dated February 16, 2016 (the “Offering”) for the sale to accredited investors of units of the Company’s equity securities (each a “PPM Unit” and collectively, the “"PM Units”) at a price of $3,100 per PPM Unit with each PPM Unit comprised of (a) one thousand shares of common stock; (b) one warrant to purchase one thousand shares of common stock at a price, subject to certain adjustments, of $3.10 per Warrant Share through October 31, 2017 (the “Series O Warrant”); and (c) one warrant to purchase five hundred shares Common Stock at a price, subject to certain adjustments, of $3.70 per Warrant Share through April 30, 2018 (the “Series P Warrant”). Pursuant to the Offering, the Company issued 618 PPM Units consisting of 441 PPM Units in exchange for cash of $1,367,100 and 177 PPM Units for the conversion of $548,700 of the principal owed under the December 2015 Loan Agreement.

The terms of the Offering provided for a onetime reset adjustment (the “Reset Adjustment”) such that if, within 6 months from the Offering Termination Date on September 30, 2016, the Company sells equity securities at a price less than $3.10 per share (“Reset Price”), each of the subscribers having purchased Units in the Offering will receive additional Units (the “Reset Units”) equal to the difference between the number of Units that would have been issuable to such subscribers if the price per share of common stock included in the Units was equal to the Reset Price less the number of Units actually received by such subscriber.

NOTE 5 - Derivative Liability related to the PPM Units

The Reset Adjustment contained in the Offering did not have fixed settlement provisions because the number of PPM Units issued may be adjusted higher if the Company sells securities at lower prices in the future; therefore, the Company concluded that the Reset Adjustment feature was not indexed to the Company’s stock and is to be treated as a derivative liability for accounting purposes. The accounting treatment for derivative financial instruments requires that the Company allocate a portion of the equity proceeds to the derivative for an amount equal to its initial fair value. Subsequently, on each reporting date, the fair value of the derivative is measured with changes in value recorded to other income/expense. In determining the fair value of the derivative liabilities, the Company used a Monte Carlo simulation at the date the instrument was issued and at each quarter end until the termination date of the Reset Adjustment on September 30, 2016.

F-13

A summary of quantitative information with respect to valuation methodology and significant unobservable inputs used for the Company’s derivative liability that is categorized within Level 3 of the fair value hierarchy during the year ended August 31, 2016 as follows:

Common stock issuable upon exercise of Series O Warrants	618,000
Common stock issuable upon exercise of Series P Warrants	309,000
Stock price	$3.13 - $4.19
Volatility (Annual)	80% - 83%
Strike price	$3.10, Series O Warrants; $3.70, Series P Warrants
Risk-free rate	0.71% - 0.80% Series O Warrants; 0.71% - 0.79%, Series P Warrants
Term	1.4 – 1.7 years Series O Warrants; 2.1 - 2.2 years, Series P Warrants
Probability of Reset Adjustment	0% - 100%

As of August, 31, 2016, as a result of the June 2016 Private Placement, the Company had no plans to raise capital prior to the expiration date of the Reset Adjustment. As a result, the Company determined that the Reset Adjustment had no value as of August 31, 2016 resulting in the recognition of other income.

The following table sets forth the Company’s derivative liabilities that were accounted for at fair value on a recurring basis categorized within Level 3 of the fair value hierarchy during the year ended August 31, 2016:

		Initial
		valuation of
		derivative
		liabilities
		upon issuance	Increase
		of new	(decrease) in
	Balance at	securities	fair value of	Balance at
	August 31,	during the	derivative	August 31,
	2015	period	liabilities	2016
Warrant liability	$-	$1,714,395	$(1,714,395)	$-

NOTE 6 – Common Stock and Warrants

Common Stock

At August 31, 2016, the Company had 300,000,000 authorized shares of common stock with a par value of $0.001 per share, 28,500,221 shares of common stock outstanding and 3,216,665 shares reserved for issuance under the Company’s 2006 Long-Term Incentive Plan (the “2006 Plan”) as adopted and approved by the Company’s Board of Directors (the “Board”) on October 10, 2006 that provides for the grant of stock options to employees, directors, officers and consultants (See “NOTE 7 - Stock Options”).

During the year ended August 31, 2016, the Company had the following common stock related transactions:

•	issued 282,106 shares of common stock upon the cashless exercise of 556,667 options.
•	issued 30,000 shares of common stock on January 5, 2016 to each of the Company’s three directors pursuant to the 2006 Plan (90,000 shares total) valued at $3.75 per share, the closing price of the Company’s common stock on the day the stock was granted.
•	received $1,367,100 pursuant to the Offering for the purchase of 441 PPM Units resulting in the issuance of 441,000 shares of common stock (See “NOTE 4 – Private Placements”).
•	converted loan principal of $548,700 from the December 2015 Loan Agreement in exchange for 177 PPM Units resulting in the issuance of 177,000 shares of common stock (See “NOTE 3 – Debt”).
•	received $3,000,000 pursuant to the June 2016 Private Placement for the purchase of 937,500 units resulting in the issuance of 937,500 shares of common stock (See “NOTE 4 – Private Placements”).

F-14

During the year ended August 31, 2015, the Company had the following common stock related transactions:

•	issued 454,787 shares of common stock upon the cashless exercise of 625,000 Series G Warrants.
•	issued 1,751,216 shares of common stock as a result of the exercise of Series H Warrants for which the Company received $1,453,514.
•	issued 20,000 shares of common stock on January 26, 2015 to each of the Company’s three directors pursuant to the 2006 Plan (60,000 shares total) valued at $1.40 per share, the closing price of the Company’s common stock on the day the stock was granted.

Warrants

Each of the Company’s warrants outstanding entitles the holder to purchase one share of the Company’s common stock for each warrant share held. Other than the Series O Warrants and Series P Warrants, all of the following warrants may be exercised on a cashless basis. A summary of the Company’s warrants outstanding and exercisable as of August 31, 2016 and 2015 is as follows:

	Shares of Common Stock Issuable from Warrants Outstanding as of August 31,		Weighted Average
Description	2016	2015	Exercise Price	Expiration
Series H	-	3,906	$0.83	February 1, 2016
Series I	921,875	921,875	$1.37	December 31, 2020
Series J	3,110,378	3,110,378	$1.12	December 31, 2020
Series K	3,110,378	3,110,378	$1.20	December 31, 2020
Series L	500,000	500,000	$1.20	December 7, 2020
Series M	375,000	-	$2.34	December 31, 2020
Series N	767,000	-	$3.38	December 31, 2020
Series O	618,000	-	$3.10	October 31, 2017
Series P	309,000	-	$3.70	April 30, 2018
Series Q	937,500	-	$3.20	June 20, 2019
Series R	937,500	-	$4.00	June 20, 2021
Total	11,586,631	7,646,537

Series H Warrants to purchase common stock were issued on February 1, 2013, in connection with the self-directed registered offering of 1,875,000 units. The remaining 3,906 Series H Warrants outstanding as of August 31, 2015 expired on February 1, 2016.

The Series I Warrant was issued on October 7, 2013, in connection with the 2013 Loan Agreement. On December 31, 2015, as consideration for the Investor agreeing to extend the 2013 Note maturity date to December 31, 2017, the Company extended the maturity date of the Series I Warrant from October 6, 2018 to December 31, 2020.

F-15

The Series J Warrant and Series K Warrant were issued on November 10, 2014 as a condition to the Investor entering into the 2015 Loan Agreement. On December 31, 2015, as consideration for the Investor agreeing to extend the 2013 Note maturity date to December 31, 2017, the Company extended the maturity date of the Series J and K Warrants from November 9, 2019 to December 31, 2020.

The Series L Warrant was issued on March 4, 2015 in connection with the March 2015 Loan. On December 7, 2015, the expiration date of the Series L Warrant was extended from March 4, 2020 to December 7, 2020.

A Series M Warrant, with an exercise price of $2.34, to purchase 275,000 shares of common stock was issued on December 7, 2015 in connection with the December 2015 Loan. A Series M Warrant, with an exercise price of $2.34, to purchase 100,000 shares was issued on December 7, 2015 as an inducement for Creditor to extend the maturity date of the March 2015 Loan from September 4, 2015 to December 21, 2016.

The Series N Warrant to purchase 767,000 shares was issued on December 31, 2015 pursuant to the 2015 Second Amended Loan Agreement as an inducement for the Investor to extend the maturity date of the 2013 Note from December 31, 2015 to December 31, 2017.

The Series O and Series P Warrant were issued in connection with the Offering described above under “NOTE 4 – Private Placement”.

The Series Q and Series R Warrant were issued in connection with the June 2016 Private Placement described above under “NOTE 4 – Private Placement”.

There are a total of approximately 2,678,280 warrants issuable pursuant to the 2013 Loan Agreement as described above under “NOTE 3 - Debt.”

NOTE 7 - Stock Options

Stock option grants pursuant to the 2006 Plan vest either immediately or over one to five years and expire ten years after the date of grant. Stockholders previously approved 5,000,000 shares for grant under the 2006 Plan, of which 3,216,665 remain available for grant and 883,334 were issued pursuant to the exercise of vested options as of August 31, 2016. All shares approved for grant and subsequently forfeited are available for future grant. The Company does not repurchase shares to fulfill the requirements of options that are exercised. The Company issues new shares when options are exercised.

The Company employs the following key weighted-average assumptions in determining the fair value of stock options, using the Black-Scholes option pricing model and the simplified method to estimate the expected term of “plain vanilla” options:

	Year Ended	Year Ended
	August 31, 2016	August 31, 2015
Expected dividend yield	–	–
Expected stock price volatility	82%	137.5%
Risk-free interest rate	2.06%	1.90%
Expected term (in years)	7.67	7.67
Exercise price	$3.46	$1.40
Weighted-average grant date fair-value	$2.64	$1.33

F-16

A summary of the Company’s stock option activity for the years ended August 31, 2016 and 2015 and related information follows:

	Number of Shares Subject to Option Grants	Weighted Average Exercise Price ($)	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value ($)
Outstanding at August 31, 2014	1,325,837	2.68
Grants	15,000	1.40
Forfeitures	(73,335)	2.46
Outstanding at August 31, 2015	1,267,502	2.68
Grants	65,000	3.46
Forfeitures	(55,834)	3.23
Exercises	(556,667)	2.22
Outstanding at August 31, 2016	720,001	3.06	7.26 years	70,100
Exercisable at August 31, 2016	225,001	3.30	6.55 years	61,100
Available for grant at August 31, 2016	3,216,665

The aggregate intrinsic value in the table above represents the total pretax intrinsic value for all “in-the-money” options (i.e. the difference between the Company’s closing stock price on the last trading day of the period covered by this report and the exercise price, multiplied by the number of shares) that would have been received by the option holders had all in-the-money option holders exercised their vested options on August 31, 2016. The intrinsic value of the option changes based upon the fair market value of the Company’s common stock. Since the closing stock price was $2.92 on August 31, 2016 and 605,000 outstanding options have an exercise price below $2.92 per share, as of August 31, 2016, there is intrinsic value to the Company’s outstanding, in-the-money stock options.

There were 556,667 options exercised during the year ended August 31, 2016 on a cashless basis resulting in the issuance of 282,106 shares of common stock. The aggregate intrinsic value of the options exercised during the year ended August 31, 2016 was $1,237,333.

The following table sets forth the share-based compensation cost resulting from stock option grants, including those previously granted and vesting over time, that were recorded in the Company’s Consolidated Statements of Operations for the years ended August 31, 2016 and 2015:

	Years Ended
	August 31,
	2016	2015
Stock Compensation Expense:
SG&A	$211,406	$420,488
R&D	97,357	16,286
Total	$308,763	$436,774

As of August 31, 2016, the Company had $145,716 of unrecognized compensation cost related to unvested stock options which is expected to be recognized over a period of 2.25 years.

F-17

The following table summarizes information about stock options outstanding and exercisable at August 31, 2016:

	Stock Options Outstanding			Stock Options Exercisable
Range of Exercise Prices	Number of Shares Subject to Outstanding Options	Weighted Average Contractual Life (years)	Weighted Average Exercise Price	Number of Shares Subject To Options Exercise	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price

$ 0.80	15,000	6.31	$ 0.80	15,000	6.31	$ 0.80
1.40	15,000	8.30	1.40	15,000	8.30	1.40
2.50	10,000	4.60	2.50	10,000	4.60	2.50
2.90	565,000	7.41	2.90	115,000	7.405	2.90
3.46	65,000	9.35	3.46	20,000	9.35	3.46
4.98	16,667	1.52	4.98	16,667	1.52	4.98
5.94	33,334	4.32	5.94	33,334	4.32	5.94
Total	720,001	7.26	$3.06	225,001	6.55	$3.30

NOTE 8 - Net Loss Per Share

During the years ended August 31, 2016 and 2015, the Company recorded a net loss. Basic net loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding during the period. The Company has not included the effects of warrants, stock options and convertible debt on net loss per share because to do so would be antidilutive.

Following is the computation of basic and diluted net loss per share for the years ended August 31, 2016 and 2015:

	Years Ended August 31,
	2016	2015
Basic and Diluted EPS Computation
Numerator:
Loss available to common stockholders'	$(4,637,313)	$(8,092,744)
Denominator:
Weighted average number of common shares outstanding	27,295,540	25,131,836
Basic and diluted EPS	$(0.17)	$(0.32)

The shares listed below were not included in the computation of diluted losses per share because to do so would have been antidilutive for the periods presented:
Stock options	720,001	1,267,502
Warrants	11,586,631	7,646,537
Convertible debt	2,678,280	2,498,254
Warrants issuable upon conversion of debt (See "NOTE 3 - Debt" above)	2,678,280	2,498,254
Total shares not included in the computation of diluted losses per share	17,663,192	13,910,547

NOTE 9 - Related Party Transactions

A related party with respect to the Company is generally defined as any person (i) (and, if a natural person, inclusive of his or her immediate family) that holds 10% or more of the Company’s securities, (ii) that is part of the Company’s management, (iii) that directly or indirectly controls, is controlled by or is under common control with the Company, or (iv) who can significantly influence the financial and operating decisions of the Company. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties.

The law firm of Sierchio & Partners, LLP (formerly Sierchio & Company, LLP), of which Joseph Sierchio, one of the Company’s directors, is a principal, has provided counsel to the Company since its inception. During the years ended August 31, 2016 and 2015, the law firm of Sierchio & Partners, LLP provided $291,951 and $235,459, respectively, of legal services. At August 31, 2016, the Company owed Sierchio & Partners, LLP $53,467 which is included in accounts payable.

F-18

On October 7, 2013, the Company entered into the 2013 Loan Agreement with the Investor. On November 10, 2014, the Company and the Investor entered into the 2015 Loan Agreement resulting in the extension of the 2013 Note’s maturity date to December 31, 2015 and the issuance of a Series J Warrant to purchase 3,110,378 shares of our common stock and a Series K Warrant to purchase 3,110,378 shares of our common stock. On December 31, 2015, the Company entered into the 2015 Second Amended Loan Agreement with the Investor resulting in the extension of the 2013 Note’s maturity date to December 31, 2017 and the issuance of a Series N Warrant to purchase 767,000 shares of our common stock. Additionally, as consideration for the Investor agreeing to extend the 2013 Note maturity date to December 31, 2017, the Company extended the maturity date of the Series I Warrant to purchase 921,875 shares of common stock from October 6, 2018 to December 31, 2020, and extended the maturity date of the Series J Warrant to purchase 3,110,378 shares of common stock and Series K Warrant to purchase 3,110,378 shares of common stock from November 9, 2019 to December 31, 2020. For more information, see “NOTE 3 - Debt” above.

On December 7, 2015, the Company entered into a Bridge Loan Agreement with the Investor pursuant to which the Company may borrow up to $550,000; of which $400,000 was advanced on October 7, 2015 and $150,000 on December 22, 2015 (each advance includes an additional $5 related to wire fees). As a condition to the Investor’s entry into the December 2015 Loan Agreement, the Company issued the Investor a Series M Stock Purchase Warrant to purchase up to 275,000 shares of the Company's common stock for a period of five years, with an exercise price of $2.34. Additionally, as consideration for the Investor agreeing to extend the 2013 Note maturity date to December 31, 2017, the Company extended the maturity date of the Series M Warrant to purchase 275,000 shares of common stock from December 7, 2020 to December 31, 2020. For more information, see “NOTE 3 – Debt” above.

During the year ended August 31, 2016, the Investor purchased 250 PPM Units related to the Offering resulting in the Company receiving $775,000. Additionally, the Investor converted $548,700 of principal owed under the December 2015 Loan Agreement in exchange for 177 PPM units. As a result, the Company issued 427,000 shares of common stock, 427,000 Series O Warrants, and 213,500 Series P Warrants. For more information, see “NOTE 3 – Debt” and “NOTE 4 – Private Placement” above.

During the year ended August 31, 2016, the Investor purchased 468,750 units under the June 2016 Private Placement resulting in the Company receiving $1,500,000 and issuing 468,750 shares of common stock, 468,750 Series Q Warrants, and 468,750 Series R Warrants. For more information, see “NOTE 4 – Private Placement” above.

During 2015, the Company received $765,156 upon the Investor’s exercise of 921,875 Series H Warrants, for an equal number of shares, originally issued on February 1, 2013 pursuant to the Company’s $1.2 million self-directed financing.

During the year ended August 31, 2016, the Company received and repaid a short term cash advance from the Investor totaling $25,720.

All related party transactions are recorded at the exchange amount established and agreed to between related parties and are in the normal course of business.

NOTE 10 – Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets at August 31, 2016 and 2015 are as follows:

	2016	2015
Deferred tax assets:
Net operating loss carryforwards	$5,995,528	$4,817,277
Capitalized research and development	1,285,254	1,157,431
Depreciation	(82)	(5,615)
Stock based compensation	1,207,988	1,425,291
Foreign affiliate interest expense	190,173	-
Research and development credit carry forward	369,117	310,797
Total deferred tax assets	9,047,979	7,705,181
Less: valuation allowance	(9,047,979)	(7,705,181)
Net deferred tax asset	$-	$-

F-19

The net increase in the valuation allowance for deferred tax assets was $1,342,798 and $759,565 for the years ended August 31, 2016 and 2015, respectively. The Company evaluates its valuation allowance requirements on an annual basis based on projected future operations. When circumstances change and this causes a change in management’s judgment about the realizability of deferred tax assets, the impact of the change on the valuation allowance is reflected in current operations.

For federal income tax purposes, the Company has net U.S. operating loss carry forwards at August 31, 2016 available to offset future federal taxable income, if any, of $17,633,905, which will fully expire between the period from August 31, 2020 to August 31, 2036. Accordingly, there is no current tax expense for the years ended August 31, 2016 and 2015. In addition, the Company has research and development tax credit carry forwards of $369,117 at August 31, 2016, which are available to offset federal income taxes and begin to expire during the fiscal year ending August 31, 2027.

The utilization of the tax net operating loss carry forwards may be limited due to ownership changes that have occurred as a result of sales of common stock.

The effects of state income taxes were insignificant for the years ended August 31, 2016 and 2015.

The following is a reconciliation between expected income tax benefit and actual, using the applicable statutory income tax rate of 34% for the years ended August 31, 2016 and 2015:

	2016	2015
Income tax benefit at statutory rate	$1,576,686	$2,751,533
Permanent differences	(297,211)	(2,046,348)
Research and development credit	63,323	54,380
Change in valuation allowance	(1,342,798)	(759,565)
	$-	$-

The fiscal years 2014 through 2016 remain open to examination by federal authorities and other jurisdictions in which the Company operates.

NOTE 11 – Subsequent Events

Management has reviewed material events subsequent of the quarterly period ended May 31, 2016 and prior to the filing of financial statements in accordance with FASB ASC 855 “Subsequent Events”.

On September 8, 2016, John Conklin, the Company’s President & CEO, exercised 100,000 stock purchase options on a cashless basis resulting in the issuance of 30,120 shares of common stock.

On November 15, 2016, each of the three members of the Company’s board of directors were issued 40,000 shares of common stock pursuant to the 2006 Plan and entered into a lock-up agreement restricting their sale of 30,000 of those shares for a period of one year.

F-20

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Our estimated expenses in connection with the issuance and distribution of the securities being registered are:

SEC filing fee	$1,300
Accounting fees and expenses	$4,000
Legal fees and expenses	$18,000
Miscellaneous	$1,200
Total	$24,500

ITEM 14. INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 78.7502(1) of the Nevada Revised Statutes ("NRS") authorizes a Nevada corporation to indemnify any director, officer, employee, or corporate agent "who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation" due to his or her corporate role. Section 78.7502(1) extends this protection "against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful."

Section 78.7502(2) of the NRS also authorizes indemnification of the reasonable defense or settlement expenses of a corporate director, officer, employee or agent who is sued, or is threatened with a suit, by or in the right of the corporation. The party must have been acting in good faith and with the reasonable belief that his or her actions were in or not opposed to the corporation's best interests. Unless the court rules that the party is reasonably entitled to indemnification, the party seeking indemnification must not have been found liable to the corporation.

To the extent that a corporate director, officer, employee, or agent is successful on the merits or otherwise in defending any action or proceeding referred to in Section 78.7502(1) or 78.7502(2), Section 78.7502(3) of the NRS requires that he be indemnified "against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense."

Unless ordered by a court or advanced pursuant to Section 78.751(2), Section 78.751(1) of the NRS limits indemnification under Section 78.7502 to situations in which either (1) the stockholders, (2) the majority of a disinterested quorum of directors, or (3) independent legal counsel determine that indemnification is proper under the circumstances.

Section 78.751(2) authorizes a corporation's articles of incorporation, bylaws or agreement to provide that directors' and officers' expenses incurred in defending a civil or criminal action must be paid by the corporation as incurred, rather than upon final disposition of the action, upon receipt by the director or officer to repay the amount if a court ultimately determines that he is not entitled to indemnification.

54

Section 78.751(3)(a) provides that the rights to indemnification and advancement of expenses shall not be deemed exclusive of any other rights under any bylaw, agreement, stockholder vote or vote of disinterested directors. Section 78.751(3)(b) extends the rights to indemnification and advancement of expenses to former directors, officers, employees and agents, as well as their heirs, executors, and administrators.

Regardless of whether a director, officer, employee or agent has the right to indemnity, Section 78.752 allows the corporation to purchase and maintain insurance on his behalf against liability resulting from his or her corporate role.

Our Bylaws also contain broad indemnification provisions. We have entered into indemnification agreements with each of our directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors or officers pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities Exchange Commission, this indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

There is no pending litigation or proceeding involving any of our directors, officers, employees, or other agents as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer, employee, or other agent.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

On June 20, 2016, SolarWindow Technologies, Inc. (the "Company") entered into subscription agreements with two investors, including Kalen Capital Corporation ("KCC"), a private corporation owning in excess of 10% of the Company's issued and outstanding common stock, for the purchase and sale of 937,500 units of the Company's equity securities (the "Units") at a price of $3.20 per Unit, pursuant to a private placement offering conducted by the Company for aggregate proceeds of $3,000,000. Each Unit consisted of: (i) one (1) share of common stock; (ii) one (1) Series Q Stock Purchase Warrant to purchase one (1) share of common stock at a price of $3.20 per share through June 20, 2019 (the "Series Q Warrants"); and (iii) one Series R Stock Purchase Warrant (the "Series R Warrants") Warrant to purchase one (1) share of common stock at a price of $4.00 per share through June 20, 2021; the Series Q Warrants and Series R Warrants may be exercised on a cashless basis using the formula contained therein.

The securities were sold pursuant to exemptions from the registration requirements afforded by, among others, Regulation S as the investors were not U.S. Persons, as such term is defined in Rule 902 of Regulation S.

Beginning on February 18, 2016 and closing on March 31, 2016, the Company completed an offering pursuant to a Private Placement Memorandum dated February 16, for the sale to accredited investors of units of the Company's equity securities (each a "PPM Unit" and collectively, the "PPM Units") at a price of $3,100 per PPM Unit with each PPM Unit comprised of (a) one thousand shares of common stock; (b) one warrant to purchase one thousand shares of common stock at a price, subject to certain adjustments, of $3.10 per warrant share through October 31, 2017 (the "Series O Warrant"); and (c) one warrant to purchase five hundred shares common stock at a price, subject to certain adjustments, of $3.70 per warrant share through April 30, 2018 (the "Series P Warrant"). The Company issued a total of 618,000 shares of common stock, Series O Warrants to purchase up to an additional 618,000 shares of common stock and Series P Warrants to purchase up to an additional 309,000 shares of common stock in in exchange for cash of $1,367,100 and the conversion of $548,700 of the principal owed under the December 2015 Loan Agreement (as defined below).

55

The offering was conducted pursuant to exemptions from the registration requirements afforded by, among others, Rule 506(c) of Regulation D and Regulation S, as promulgated under the Securities Act of 1933, as amended. Accordingly, the securities were sold only to investors who reasonably verified to the Company that they are "accredited investors," as such term is defined in Rule 501(a) of Regulation D or who are not U.S. Persons, as such term is defined in Rule 902 of Regulation S.

On December 31, 2015, the Company entered into a Second Amended Bridge Loan Agreement with KCC to which the Company and KCC amended the Amended Loan Agreement by amending the Note (each as defined below) to extend the maturity date to December 31, 2017. As consideration for KCC agreeing to extend the 2013 Note maturity date to December 31, 2017, the Company issued KCC a Series N Warrant to purchase up to 767,000 shares of common stock at an exercise price of $3.38 through December 31, 2020; the Series N Warrant may be exercised on a cashless basis using the formula contained therein. Additionally, the Company extended the maturity date of all of KCC's then outstanding warrants to December 31, 2020.

The securities were sold pursuant to exemptions from the registration requirements afforded by, among others, Regulation S as the investors were not U.S. Persons, as such term is defined in Rule 902 of Regulation S.

On December 7, 2015, the Company entered into a Bridge Loan Agreement (the "December 2015 Loan Agreement") with KCC. Pursuant to the December 2015 Loan Agreement, the Company received advances of $400,000 on October 7, 2015 and $150,000 on December 22, 2015. The December 2015 Loan was evidenced by a promissory note with an annual interest rate of 10% (default rate of 18%), compounded quarterly, and an initial maturity date of the earlier of: (a) the closing of any equity financing by the Company in excess of $3,000,000, or (b) September 1, 2016. The December 2015 Loan was initially convertible at any time into shares of common stock at a conversion price equal to 85% of the thirty day volume weighted average price of the Company's common stock. In connection with the December 2015 Loan Agreement, the Company issued a Series M Stock Purchase Warrant (the "Series M Warrant") to purchase up to 275,000 shares of the Company's common stock through December 7, 2020, at an exercise price of $2.34; the Series M Warrant may be exercised on a cashless basis using the formula contained therein. The loan has since been repaid.

The securities were sold pursuant to exemptions from the registration requirements afforded by, among others, Regulation S as the investors were not U.S. ersons, as such term is defined in Rule 902 of Regulation S.

On March 4, 2015, the Company entered into a Bridge Loan Agreement (the "Bridge Loan Agreement") with 1420468 Alberta Ltd. (the "Creditor") pursuant to which the Company borrowed $600,000 at an annual interest rate of 7% (the "March 2015 Loan"), compounded quarterly, with a default rate of 15%. The March 2015 Loan was evidenced by a promissory note with an initial maturity date of the earlier of: (a) the closing of any equity financing by the Company in excess of $600,000, or (b) September 4, 2015. In connection with the Bridge Loan Agreement, the Company issued the Creditor a Series L Stock Purchase Warrant to purchase up to 500,000 shares of the Company's common stock, which was initially exercisable from September 5, 2015 through March 4, 2020, with an exercise price of $1.20. On December 7, 2015, Creditor agreed to extend the maturity date of the March 2015 Loan from September 4, 2015 to December 31, 2016. As consideration the Company extended the maturity date of the Creditor's then outstanding warrants to December 7, 2020 and issued Creditor a Series M Stock Purchase Warrant to purchase up to 100,000 shares of the Company's common stock through December 7, 2020, at an exercise price of $2.34; the Series M Warrant may be exercised on a cashless basis using the formula contained therein.

The securities were sold pursuant to exemptions from the registration requirements afforded by, among others, Regulation S as the investors were not U.S. Persons, as such term is defined in Rule 902 of Regulation S.

On November 10, 2014, the Company entered into an Amended Bridge Loan Agreement (the "Amended Loan Agreement") with KCC pursuant to which the Company and KCC amended the 2013 Loan Agreement by amending the 2013 Note to extend the maturity date to December 31, 2015 (the "Amended Note"). According to the terms of the 2015 Loan Agreement, the Investor may elect, in its sole discretion, to convert all or any portion of the outstanding principal amount of the Amended Note, and any or all accrued and unpaid interest thereon into units of the Company's equity securities (collectively, the "Conversion Units"), with each Conversion Unit consisting of (a) one share of common stock; and (b) one Stock Purchase Warrant for the purchase of one share of common stock (the "Warrant"). The conversion price for each Conversion Unit is the lesser of (i) $1.37; or (ii) 70% of the 20 day average closing price of the Company's common stock prior to conversion, subject to a floor of $1.00 with the exercise price of each Warrant included in the Conversion Units issued upon conversion being equal to sixty percent (60%) of the 20 day average closing price of the Company's common stock prior to conversion. The Warrant will be exercisable for a period of five years from the date of issuance and will be exercisable on a cashless basis.

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In order to induce KCC to enter into the 2015 Loan Agreement and extend the maturity date of the 2013 Note, the Company issued a Series J Warrant to purchase 3,110,378 shares of its common stock at an exercise price of $1.12 and a Series K Warrant to purchase 3,110,378 shares of its common stock at an exercise price of $1.20. Each of the Series J Warrant and Series K Warrant is exercisable through November 9, 2019 and contains a provision allowing the holder to exercise the warrant on a cashless basis as further set forth therein.

The securities were sold pursuant to exemptions from the registration requirements afforded by, among others, Regulation S as the investors were not U.S. Persons, as such term is defined in Rule 902 of Regulation S.

On October 7, 2013, we received proceeds of $3,000,000 in connection with issuing a 7% unsecured convertible note (the "Note") to KCC. As part of the loan the Company issued a Series I Stock Purchase Warrant (the "Series I Warrant") allowing the holder to purchase up to 921,875 shares of the Company's common stock at an initial exercise price of $1.37 for a period on five (5) years. The Series I Warrant is exercisable on a "cashless basis." The Note is due on October 6, 2014, and interest is to be compounded quarterly. The conversion price of the Note is the lesser of (1) $1.37, or (2) 70% of the 20 day average closing price of the common stock. The Note is convertible into units, with each unit consisting of (a) one share of common stock; (b) one Series J Stock Purchase Warrant for the purchase of one share of common stock; and (c) one Series K Stock Purchase Warrant for the purchase of one share of common stock.

The securities were sold pursuant to exemptions from the registration requirements afforded by, among others, Regulation S as the investors were not U.S. Persons, as such term is defined in Rule 902 of Regulation S.

The Company has used and intends to use the net proceeds from the above sale of securities to continue the development and ultimate commercialization of its novel SolarWindowTM technology and for working capital and general corporate purposes.

ITEM 16. EXHIBITS

Exhibit No.	Description of Exhibit

3.1	Articles of Incorporation, as amended (1)

3.2	Certificate of Amendment to the Articles of Incorporation changing name to New Energy Technologies, Inc. (1)

3.3	Certificate of Amendment to the Articles of Incorporation increasing the authorized shares from 100,000,000 to 300,000,000 (2)

3.4	Certificate of Change to the Articles of Incorporation relating to the one-for-three reverse stock split (2)

3.5	Bylaws (1)

3.6	Certificate of Amendment to the Articles of Incorporation changing name to SolarWindow Technologies, Inc. (22)

4.1	Securities Purchase Agreement dated February 8, 2008 (1)

4.2	Form of Series G Stock Purchase Warrant (11)

4.3	Subscription Agreement (12)

4.4	Form of Series H Stock Purchase Warrant (13)

4.5	$3,000,000 Convertible Promissory Note dated October 7, 2013 (17)

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4.6	Series I Stock Purchase Warrant (17)

4.7	Registration Rights Agreement dated October 7, 2013, entered into between New Energy Technologies, Inc. and Kalen Capital Corporation (17)

4.8	Amendment to Convertible Promissory Note by and between the Company and Kalen Capital Corporation dated November 10, 2014 (21)

4.9	Form of Stock Purchase Warrant (21)

4.10	Form of Series L Warrant issued to 1420468 Alberta Ltd. (22)

4.11	Bridge Loan Agreement and Promissory Note by and between the Company and Kalen Capital Corporation dated December 7, 2015 (23)

4.12	Form of Series M Warrant (23)

4.13	Amendment to Bridge Loan Agreement dated December 7, 2015 (23)

4.14	Second Amended Bridge Loan Agreement dated December 31, 2015 (25)

4.15	Form of Series N Warrant dated December 31, 2015 (25)

4.16	Lock-Up Agreement dated January 5, 2017 (25)

4.17	Form of Series O Stock Purchase Warrant (26)

4.18	Form of Series P Stock Purchase Warrant (26)

4.19	Form of Subscription Agreement (26)

4.20	Form of Series Q Stock Purchase Warrant (27)

4.21	Form of Series R Stock Purchase Warrant (27)

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4.22	Form of Subscription Agreement (27)

4.23	Form of Registration Rights Agreement dated June 20, 2016 (27)

5.1	Opinion of Sierchio & Company, LLP regarding the legality of the securities being registered (20)

10.1§	Employment Termination Agreement with Mr. Cucinelli (1)

10.2§	Employment Agreement dated June 24, 2009, between New Energy Technologies, Inc. and Meetesh Patel (1)

10.3§	Amendment to the Employment Agreement dated June 24, 2010, dated April 6, 2010, between New Energy Technologies, Inc. and Meetesh Patel (1)

10.4§	Stock Option Agreement Dated April 6, 2010, between New Energy Technologies, Inc. and Meetesh Patel (1)

10.5§	Employment Agreement dated February 1, 2010, between New Energy Technologies, Inc. and James B. Wilkinson (1)

10.6§	Resignation and Mutual Determination to Terminate Employment between New Energy Technologies, Inc. and James B. Wilkinson, dated February 15, 2010 (1)

10.7§	Amended Form of Stock Option Agreement dated as of December 15, 2009, between Meetesh Patel and New Energy Technologies, Inc., correcting the grant date (1)

10.8§	Amended Form of Stock Option Agreement dated as of December 15, 2009, between New Energy Technologies, Inc. and its non-employee directors, correcting the grant date (1)

10.9§	Employment Agreement dated August 9, 2010, between New Energy Technologies, Inc. and John A. Conklin (3)

10.10§	Stock Option Agreement dated August 9, 2010, between New Energy Technologies, Inc. and John A. Conklin (3)

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10.11§	Employment Agreement dated December 17, 2010, between New Energy Technologies, Inc. and Andrew Farago (4)

10.12§	Stock Option Agreement dated December 17, 2010, between New Energy Technologies, Inc. and Andrew Farago (4)

10.13§	Stock Option Agreement dated January 17, 2011, between New Energy Technologies, Inc. and Jatinder Bhogal (5)

10.14§	Stock Option Agreement dated January 17, 2011, between New Energy Technologies, Inc. and Alistair Livesey (5)

10.15§	Stock Option Agreement dated January 17, 2011, between New Energy Technologies, Inc. and Joseph Sierchio (5)

10.16§	Stock Option Agreement dated January 19, 2011, between New Energy Technologies, Inc. and Javier Jimenez (5)

10.17§	Consultancy Agreement dated February 1, 2011, between New Energy Technologies, Inc. and Elliot Maza (6)

10.18§	Employment Agreement dated February 2, 2011, between New Energy Technologies, Inc. and Scott Taper (7)

10.19	Redacted USF Sponsored Research Agreement (1) (8)

10.20	Redacted USF Option Agreement (1) (8)

10.21	Redacted Veryst Agreement (1) (8)

10.22	Redacted Sigma Design Agreement (1) (8)

10.23

Redacted Standard Exclusive License Agreement with Sublicensing Terms entered into on June 21, 2010, by and between the University of South Florida Research Foundation, Inc. and New Energy Solar Corporation (6) (8)

10.24	Redacted Addendum 1 dated November 30, 2010, to the License Agreement by and between the University of South Florida Research Foundation, Inc. and New Energy Solar Corporation (8) (9)

10.25	Bridge Loan Agreement dated April 17, 2012 (11)

10.26	Loan Conversion Agreement dated February 1, 2013, between New Energy Technologies, Inc. and 1420524 Alberta Ltd.(14)

10.27§	Form of Stock Option Agreement dated January 23, 2013, between New Energy Technologies, Inc. and each of John A. Conklin, Alastair Livesey, Jatinder Bhogal and Joseph Sierchio (15)

10.28	Redacted Letter of Commitment between New Energy Solar Corporation and University of South Florida (16)

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10.29	Bridge Loan Agreement dated October 7, 2013, entered into between New Energy Technologies, Inc. and Kalen Capital Corporation (17)

10.30	Lock-Up Agreement dated October 7, 2013, entered into between New Energy Technologies, Inc. and Kalen Capital Corporation (17)

10.31§	Form of Stock Option Agreement dated January 9, 2014, between New Energy Technologies, Inc. and each of John A. Conklin, Alastair Livesey and Joseph Sierchio (18)

10.32	Form of Lock-Up Agreement dated January 9, 2014, between New Energy Technologies, Inc. and each of John A. Conklin, Alastair Livesey and Joseph Sierchio (18)

10.33§	Employment Agreement dated January 1, 2014, between New Energy Technologies, Inc. and John A. Conklin (19)

10.34§	Stock Option Agreement dated January 27, 2014, between New Energy Technologies, Inc. and John A. Conklin (19)

10.35	Amended Bridge Loan Agreement dated November 10, 2014, entered into between New Energy Technologies, Inc. and Kalen Capital Corporation (21)

10.36	Bridge Loan Agreement by and between the Company and 1420468 Alberta Ltd. dated March 4, 2015 (22)

10.37	Amendment to Bridge Loan Agreement dated December 7, 2015 (23)

10.38	Modification to the Stevenson-Wydler Cooperative Research and Development Agreement dated December 28, 2015 (28)(8)

10.39	Form of Lock-Up Agreement dated January 5, 2016, between SolarWindow Technologies, Inc. and each of John A. Conklin, Alastair Livesey and Joseph Sierchio (29)

10.40	Form of Lock-Up Agreement dated November 15, 2016, between SolarWindow, Inc. and each of John A. Conklin, Alastair Livesey and Joseph Sierchio (30)

23.1	Consent of Sierchio & Company, LLP (included in Exhibit 5.1 hereto) (20)

23.2	Consent of Peterson Sullivan LLP*

24.1	Power of Attorney (24)

99.1§	2006 Incentive Stock Option Plan (10)

101.INS	XBRL Instance Document**

101.SCH	XBRL Taxonomy Extension - Schema Document**

101.CAL	XBRL Taxonomy Extension - Calculation Linkbase Document**

101.DEF	XBRL Taxonomy Extension - Definition Linkbase Document**

101.LAB	XBRL Taxonomy Extension - Label Linkbase Document**

101.PRE	XBRL Taxonomy Extension - Presentation Linkbase Document**

______________

*Filed herewith.

§ Indicates a management contract or compensatory plan or arrangement.

** Furnished herewith. XBRL (eXtensible Business Reporting Language) information is furnished and not filed or a part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, is deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and otherwise is not subject to liability under these sections.

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(1) Incorporated by reference to the exhibits filed as part of the report on Form 10-Q filed on April 16, 2010.

(2) Incorporated by reference to the Form 8-K filed on March 21, 2011.

(3) Incorporated by reference to the Form 10-K filed on December 13, 2010.

(4) Incorporated by reference to the Form 8-K filed on December 23, 2010.

(5) Incorporated by reference to the Form 8-K/A filed on January 21, 2011.

(6) Incorporated by reference to the Form 8-K dated February 1, 2011, filed on February 4, 2011.

(7) Incorporated by reference to the Form 8-K filed on February 8, 2011.

(8) Confidential treatment has been granted with respect to certain portions of this exhibit.

(9) Incorporated by reference to the Form 8-K dated November 30, 2010, filed on February 4, 2011.

(10) Incorporated by reference to the Form S-8 filed on March 15, 2011.

(11) Incorporated by reference to the Form 8-K filed on April 23, 2012.

(12) Incorporated by reference to the Form S-1/A filed on August 16, 2012.

(13) Incorporated by reference to the Form S-1/A filed on December 7, 2012.

(14) Incorporated by reference to the Form 8-K filed on February 7, 2013.

(15) Incorporated by reference to the Form 8-K filed on January 28, 2013.

(16) Incorporated by reference to the Form 8-K filed on March 18, 2013.

(17) Incorporated by reference to the Form 8-K filed on October 10, 2013.

(18) Incorporated by reference to the Form 8-K filed on January 15, 2014.

(19) Incorporated by reference to the Form 8-K filed on January 31, 2014.

(20) Incorporated by reference to the Form S-1/A filed on December 3, 2014.

(21) Incorporated by reference to the Form 8-K filed on November 17, 2014.

(22) Incorporated by reference to Form 8-K filed on March 10, 2015.

(23) Incorporated by reference to Form 8-K filed on December 11, 2015.

(24) Incorporated by reference to the Form S-1 filed on August 22, 2014.

(25) Incorporated by reference to the Form 8-K filed on January 7, 2016.

(26) Incorporated by reference to the Form 8-K filed on February 24, 2016.

(27) Incorporated by reference to the Form 8-K filed on June 23, 2016.

(28) Incorporated by reference to the Form 8-K filed on January 4, 2016.

(29) Incorporated by reference to the Form 8-K filed on January 7, 2016.

(30) Incorporated by reference to the Form 8-K filed on November 18, 2016.

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ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Columbia, State of Maryland, on November 28, 2016.

SOLARWINDOW TECHNOLOGIES, INC.

By:	/s/ John A Conklin
Name: John A. Conklin
Title: President and Chief Executive Officer, Chief Financial Officer and Director (Principal Executive Officer, Principal Accounting Officer and Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Dated: November 28, 2016	By:	/s/ John A Conklin
Name: John A. Conklin
Title: President and Chief Executive Officer, Chief Financial Officer and Director (Principal Executive Officer, Principal Accounting Officer and Principal Financial Officer)

By:	*	Dated: November 28, 2016
Name:	Alastair Livesey
Title:	Director

By:	*	Dated: November 28, 2016
Name:	Joseph Sierchio
Title:	Director

By: *
John A. Conklin
Attorney-in-fact

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